                                                                Exhibit 4.1


                                 COMPOSITE COPY
                                       OF
                       MORGAN STANLEY & CO. INCORPORATED
                          DEFERRED PROFIT SHARING PLAN

                      (EFFECTIVE AS OF SEPTEMBER 1, 1993,

              INCLUDING ALL AMENDMENTS THROUGH DECEMBER 31, 2000)
                                       i
                               TABLE OF CONTENTS

ARTICLE 1    DEFINITIONS.............................................    1
       1.1.  "Above-Base Compensation"...............................    1
       1.2.  "Administrative Agent"..................................    1
       1.3.  "Administrative Committee"..............................    1
       1.4.  "Affiliate".............................................    1
       1.5.  "Authorized Absence"....................................    2
       1.6.  "Base Salary"...........................................    2
       1.7.  "Before-Tax Savings"....................................    2
       1.8.  "Beneficiary"...........................................    2
       1.9.  "Board of Directors"....................................    3
      1.10.  "Compensation"..........................................    3
      1.11.  "Corporation"...........................................    4
      1.12.  "Department"............................................    4
      1.13.  "Early Retirement"......................................    4
      1.14.  "Effective Date"........................................    4
      1.15.  "Employee"..............................................    4
      1.16.  "Employer"..............................................    5
      1.17.  "Employer Contribution".................................    5
      1.18.  "Employment Commencement Date"..........................    5
      1.19.  "ERISA".................................................    5
      1.20.  "ESOP"..................................................    6
      1.21.  "ESOP Diversification Transfer".........................    6
      1.22.  "Fiduciary Responsibility"..............................    6
      1.23.  "Firm Contribution".....................................    6
      1.24.  "Flexible Benefit Credit Contribution"..................    6
      1.25.  "Foreign Subsidiary"....................................    6
      1.26.  "Former Participant"....................................    6
      1.27.  "Full-time Employee"....................................    7
      1.28.  "Highly Compensated Employee"...........................    7
      1.29.  "Hour of Service".......................................    9
      1.30.  "Internal Revenue Code".................................   11
      1.31.  "Investment Committee"..................................   12
      1.32.  "Investment Fund".......................................   11
      1.33.  "Member"................................................   11
      1.34.  "New Plan"..............................................   12
      1.35.  "Participant"...........................................   12
      1.36.  "Part-time Employee"....................................   12
      1.37.  "Period of Service".....................................   12
      1.38.  "Plan"..................................................   12
      1.39.  "Plan Year".............................................   12
      1.40.  "Pre-Tax Deferral Contributions"........................   12
      1.41.  "Prior Plan"............................................   12
                                       ii
      1.43.  "Rollover Contribution".................................   13
      1.44.  "Section 402(g) Limit"..................................   13
      1.45.  "Service"...............................................   13
      1.46.  "Tax Deductible Contributions"..........................   14
      1.47.  "Transferred Amounts"...................................   14
      1.48.  "Trust Agreement".......................................   14
      1.49.  "Trust Fund"............................................   14
      1.50.  "Trustee"...............................................   14
      1.51.  "Valuation Date"........................................   14
      1.52.  "Value".................................................   16
      1.53.  "Voluntary Contribution"................................   16
      1.54.  "Year"..................................................   16
      1.55.  "Year of Service".......................................   16
ARTICLE 2    ELIGIBILITY AND MEMBERSHIP IN THE PLAN..................   17
       2.1.  Eligibility for Participation...........................   17
       2.2.  Membership..............................................   18
ARTICLE 3    EMPLOYER CONTRIBUTIONS..................................   19
       3.1.  Amount of Firm Contributions............................   19
       3.2.  Automatic Deferral......................................   19
       3.3.  Optional Deferral.......................................   20
       3.4.  Deferral of Compensation................................   21
       3.5.  Deferral Contribution Limitations.......................   22
       3.6.  Contributions to Come Out of Profits....................   26
       3.7.  Contributions to Be Non-Forfeitable.....................   26
       3.8.  Contributions to Be Deductible..........................   27
ARTICLE 4    ALLOCATION OF FIRM CONTRIBUTIONS........................   27
       4.1.  Allocation Among Members................................   27
       4.2.  Termination of Employment...............................   27
       4.3.  Immediate Cash Payments.................................   28
       4.4.  Payment of Deferred Amounts to Trustee..................   28
ARTICLE 5    EMPLOYEE CONTRIBUTIONS..................................   29
       5.1.  Rollover Contributions..................................   29
       5.2.  ESOP Diversification Transfers..........................   29
       5.3.  Contribution to Be Non-Forfeitable......................   29
ARTICLE 6    IN-SERVICE WITHDRAWALS AND LOANS........................   30
       6.1.  Withdrawals in Respect of Voluntary Contributions.......   30
       6.2.  Withdrawals in Respect of Tax Deductible Contributions..   30
       6.3.  Other In-Service Withdrawals............................   30
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                                      iii
       6.4.  Payments in Cases of Hardship...........................   31
       6.5.  Plan Loans..............................................   37
ARTICLE 7    INVESTMENT AND VALUATION OF THE TRUST FUND..............   39
       7.1.  The Trust Agreement.....................................   40
       7.2.  Investment of Trust Fund................................   40
       7.3.  Valuation of the Trust Fund.............................   45
       7.4.  Investment Option Elections and Voting..................   45
       7.5.  Investment Committee....................................   46
ARTICLE 8    LIMITATIONS ON BENEFITS AND CONTRIBUTIONS...............   49
ARTICLE 9    TOP-HEAVY PLAN YEARS....................................   51
ARTICLE 10   DISTRIBUTIONS FROM THE TRUST FUND.......................   57
      10.1.  Payments upon Retirement................................   57
      10.2.  Payments upon Death.....................................   59
      10.3.  Payments on Other Termination of Employment.............   60
      10.4.  Lump-Sum Payment........................................   61
      10.5.  Liquidation of Interest.................................   61
      10.6.  Latest Commencement of Benefits.........................   61
      10.7.  Payment of Eligible Rollover Distributions..............   63
      10.8.  Elections...............................................   64
ARTICLE 11   ADMINISTRATION OF THE PLAN..............................   64
      11.1.  General.................................................   65
      11.2.  Quorum..................................................   65
      11.3.  Rules and Regulations...................................   65
      11.4.  Procedure and Performance of Fiduciary Duties...........   65
      11.5.  Power to Interpret......................................   66
      11.6.  Accounts................................................   67
      11.7.  Conversion of Amounts of Base Salary....................   68
      11.8.  Indemnification.........................................   68
      11.9.  Action Without Meeting..................................   68
     11.10.  Meeting by Telephone Conference.........................   69
     11.11.  Claims Procedure; Hearing Panel.........................   69
ARTICLE 12   AMENDMENT, SUSPENSION AND TERMINATION AND MERGER,
             CONSOLIDATION OR TRANSFER...............................   72
      12.1.  Amendment...............................................   72
      12.2.  Suspension and Termination..............................   73
      12.3.  Merger, Consolidation or Transfer.......................   74
                                       iv
ARTICLE 13   MISCELLANEOUS...........................................   74
      13.1.  Benefits Payable from Trust Fund........................   74
      13.2.  Designation of Beneficiary..............................   75
      13.3.  Elections...............................................   75
      13.4.  No Right to Continued Employment........................   76
      13.5.  Inalienability of Rights and Interests..................   76
      13.6.  Qualified Domestic Relations Order......................   77
      13.7.  Payments Due Infants or Incompetents....................   77
      13.8.  Payments for Exclusive Benefit of Participants..........   78
      13.9.  Expense of Administration...............................   78
     13.10.  Profit Sharing or Bonus Payments Outside of the Plan....   78
     13.11.  New York Law to Govern..................................   79
     13.12.  Treatment of Qualified Military Service.................   79

APPENDIX A                                                             A-1

                        MORGAN STANLEY & CO. INCORPORATED
                          DEFERRED PROFIT SHARING PLAN

                       ---------------------------------

                                   ARTICLE 1

                                   DEFINITIONS
                                   -----------

          The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

          1.1.  "Above-Base Compensation" shall mean:

          (a)   Discretionary Bonuses (in the year paid); and

          (b)   Monthly Commissions (in the year paid).

          1.2. "Administrative Agent" shall mean the third party administrator appointed by the Administrative Committee to whom, by so appointing, the Administrative Committee has delegated its responsibilities to receive, cumulate and communicate to the Trustee investment and distribution instructions (including requests for loans and hardship withdrawals from the Plan) received from Participants.

          1.3. "Administrative Committee" or "Committee" shall mean the Deferred Profit Sharing Plan Administrative Committee established to administer the Plan in accordance with Article 11. Other than in Section 7.2, the term "Committee" as used in this Plan shall refer to the Administrative Committee.

          1.4. "Affiliate" shall mean any corporation or unincorporated business controlled by, or under common control with, an Employer within the meaning of Sections 414(b) and (c) of the Code.

          1.5. "Authorized Absence" shall mean an absence authorized by the Employer without loss of employment status, including absence on account of parental leave, family leave, illness, business of the Employer, vacation, jury duty and military or governmental service, whether or not salary shall be paid during such absence.

          1.6. "Base Salary" shall mean regular bi-weekly base compensation, including short-term disability benefit payments, received by an Employee during any year from an Employer or Affiliate and including, with respect to Participants or Members of the Plan who are paid by commission, periodic cash drawings against commissions in accordance with procedures established from time to time by the Committee for this purpose. If any person should receive Base Salary during the same payroll period from an Employer and also from a Foreign Subsidiary and if such person is, pursuant to the last sentence of Section 1.15, considered an Employee of the Corporation, the aggregate amount so received shall be treated as his Base Salary.

          1.7. "Before-Tax Savings" shall mean the amount of a Member's Pre-Tax Deferral Contribution and, for Plan Years beginning prior to January 1, 1995, that portion of the Firm Contribution that such Member elects to defer pursuant to Section 3.3(a) which is allocated to his account pursuant to Section 4.1. Subject to Section 6.3 (relating to limitations in respect of hardship distributions), a Member's Before-Tax Savings in a calendar year shall not exceed the Section 402(g) Limit.

          1.8. "Beneficiary" shall mean such person or persons as are designated pursuant to Section 13.2(a) or (b) to receive, upon such Participant's death, all or a portion of such Participant's interest in the Trust Fund.

          1.9. "Board of Directors" shall mean the Board of Directors of the Corporation, or any committee of such Board of Directors to the extent expressly authorized by resolutions of the Board of Directors to exercise the powers of the Board of Directors in respect of the Plan.

          1.10. "Compensation" shall mean for any year the sum of the Participant's Base Salary earned for such year, whether or not paid in such year, and the Participant's Above-Base Compensation paid in such year, but excluding any expatriate allowances, expense reimbursements, Employer Contributions to the Plan and benefits paid under this Plan or a Prior Plan. Compensation for a year shall not exceed $235,840, as adjusted in accordance with applicable adjustments prescribed by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Internal Revenue Code. Effective January 1, 1994, such amount shall not exceed $150,000, as adjusted in accordance with applicable cost-of-living adjustments prescribed by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Internal Revenue Code.

          For Plan Years beginning before January 1, 1997, in applying the limitation of Section 401(a)(17) of the Internal Revenue Code, the family group of a highly compensated Member who is subject to the family aggregation rules of
Section 414(q)(6) of the Internal Revenue Code because such highly compensated Member is either a five percent (5%) owner of the Employer or one of the ten
(10) most highly compensated Employees during the year, shall be treated as a single Member, except for this purpose, the term "family" shall include only the Spouse of the Member and any lineal descendants of the Member who have not attained age nineteen (19) before the close of the year. If, as a result of the application of the family aggregation rules, the limitations of this section are exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

          1.11. "Corporation" shall mean Morgan Stanley & Co. Incorporated and any successor by merger, consolidation, purchase or otherwise which adopts the Plan.

          1.12. "Department" shall mean the Human Resources Department of the Corporation.

          1.13. "Early Retirement" for a Member shall mean retirement pursuant to Section 4.4 (or any successor provision thereto) of the Retirement Plan.

          1.14. "Effective Date" of this Amended and Restated Plan shall mean September 1, 1993.

          1.15. "Employee" shall mean any person employed by an Employer who receives regular and stated compensation other than a pension, retainer or remuneration in the nature of a consulting fee, excluding any person who is (i) classified by an Employer as a "leased employee" of any Employer (including, without limitation, a leased employee as defined in Section 414(n) of the Code), an independent contractor or a consultant; (ii) a provider of services to an Employer pursuant to a contractual arrangement, such as a "PAL", either with that person or with a third party, other than one specifically providing for an employment relationship with the Employer, (iii) a non-resident alien and who receives no earned income from an Employer which constitutes U.S. source income (within the meaning of Section 861(a)(3) of the Code); or (iv) classified by an Employer as an intern or a summer associate. If any person excluded as an Employee pursuant to the preceding clauses (i) and (ii) shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of the Employer, such determination shall not alter this exclusion as an Employee for purposes of this Plan. The Committee may, in its sole discretion and on the basis of uniform rules applicable to all persons in similar circumstances, consider as an Employee of the Corporation any person who is a United States citizen and who is employed outside the continental limits of the United States by a Foreign Subsidiary.

          1.16. "Employer" shall mean the Corporation, with respect to its Employees, and each Affiliate which has adopted the Plan with the consent of the Board of Directors, with respect to its Employees. A list of participating Employers, and the dates of their respective adoption of the Plan, is annexed hereto as Appendix A.

          1.17. "Employer Contribution" shall mean a contribution made under the Plan pursuant to Article 3.

          1.18. "Employment Commencement Date" means (a) the first day in respect of which an Employee is entitled to be credited with an Hour of Service for the performance of services for an Employer or Affiliate, or (b) in the case of a former Employee who returns to the employ of an Employer or Affiliate after a period of absence which is not included in his Period of Service, the first day in respect of which, after such period of absence, he is entitled to be credited with an Hour of Service for the performance of services for an Employer or Affiliate.

          1.19. "ERISA" shall mean the provisions of the Employee Retirement Income Security Act of 1974, as it (or the provisions of the United States Code in which such provisions appear) may be amended from time to time, or any successor legislation adopted in lieu thereof, and references herein to any specific provision of ERISA shall be deemed also to refer to any successor provision thereof or as it may hereafter be so amended or replaced.

          1.20. "ESOP" shall mean the Morgan Stanley Group Inc. and Subsidiaries Employee Stock Ownership Plan, as amended from time to time.

          1.21. "ESOP Diversification Transfer" shall mean amounts transferred to the Plan from the ESOP in order to satisfy the investment diversification requirements of Section 401(a)(28) of the Internal Revenue Code, or any successor provision.

          1.22. "Fiduciary Responsibility" shall mean those operational and administrative duties required to be performed by fiduciaries pursuant to the provisions of Part 4 of Title I of ERISA.

          1.23. "Firm Contribution" shall mean a contribution made to the plan by an Employer pursuant to Section 3.1.

          1.24. "Flexible Benefit Credit Contribution" shall mean, with respect to an Employee, any amount contributed to the Plan from the Morgan Stanley & Co. Incorporated Flexible Benefit Program during the period January 1, 1982 through June 30, 1988, under the terms of the Plan as in effect during such period.

          1.25. "Foreign Subsidiary" shall mean a foreign affiliate (as defined in Section 3121(1)(6) of the Internal Revenue Code) of the Corporation if the Corporation has entered into an agreement under Section 3121(l) of the Internal Revenue Code (relating to Social Security Taxes) which applies to such foreign affiliate.

          1.26. "Former Participant" shall mean any individual who has retained an interest in the Trust Fund as a consequence of an effective election pursuant to Subsection 10.1(b), (c), or (d) hereof to defer receipt of his distribution or to receive the value of his interest under the Plan in installments, until the date as of which such deferred distribution is made or the last such installment is distributable.

          1.27. "Full-time Employee" means any Employee who is not a Part-time Employee.

          1.28. "Highly Compensated Employee" For Plan Years beginning before December 31, 1996, "Highly Compensated Employee" shall mean a "Highly Compensated Employee" as defined under the Plan as in effect for such Plan Year. For Plan Years beginning after December 31, 1996 and prior to December 31, 1999, "Highly Compensated Employee" shall mean any Employee who (i) was a 5% owner (as defined in Code section 416(i)(1)) during the Plan Year or the preceding Plan Year or (ii) for the preceding Plan Year had compensation (within the meaning of Code section 414(q) as in effect for the Plan Year of determination) from the Employer or an Affiliate in excess of $80,000, as adjusted by the Secretary of the Treasury or a delegate thereof in accordance with Code section 414(q). For Plan Years beginning after December 31, 1999, "Highly Compensated Employee" shall mean any Employee who (i) was a 5% owner (as defined in Code section 416(i)(1)) during the Plan Year or the preceding Plan Year or (ii) for the preceding Plan Year had compensation (within the meaning of Code section 414(q) as in effect for the Plan Year of determination) from the Employer or an Affiliate in excess of $80,000, as adjusted by the Secretary of the Treasury or a delegate thereof in accordance with Code section 414(q), and was in the Top-Paid Group of Employees for such preceding Plan Year.

          For Plan Years beginning after December 31, 1996, a former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee at the time of his Severance Date or such Employee was a Highly Compensated

Employee at any time after attaining age 55. Notwithstanding anything contained herein to the contrary, solely for the purpose of determining the Employees who are Highly Compensated Employees for the 1997 Plan Year, the definition of Highly Compensated Employee in effect for the 1997 Plan Year will be treated as having been in effect for the 1996 Plan Year.

          For purposes of the definition of "Highly Compensated Employee," "Top-Paid Group" of Employees means those Employees who are included in the group consisting of the top 20% of the employees of the Employer and its Affiliates when ranked on the basis of compensation paid during the Plan Year, as determined in accordance with Code section 414(q)(3).

          For purposes of the definition of "Highly Compensated Employee," (i) "Severance Date" means the date the Employee separates from service within the meaning of Code section 414(q)(6)(A); (ii) employees of an Affiliate shall include employees of any entity that would be taken into account pursuant to Code section 414(q)(7); (iii) Employee shall not include a non-resident alien who receives no earned income from sources within the United States; and (iv) the number of employees in the Top Paid Group of Employees shall be determined by excluding a person who has not completed at least six months of service, normally works less than 17 1/2 hours each week, normally works less than six months during a Plan Year, has not attained age 21, is a non-resident alien and receives no earned income from sources within the United States, or except to the extent required to be included by Code section 414(q), employees who are included in a unit of employees covered by a collective bargaining agreement.

          1.29. (a) "Hour of Service" shall mean

          (1) each hour for which an Employee is paid, or entitled to payment, for the performance of services for an Employer or Affiliate, credited for the Plan Year in which such services were performed;

          (2) each hour of a period during which no duties are performed due to holiday, incapacity, layoff, or Authorized Absence, determined in accordance with the following rules:

               (A) if the Employee is directly or indirectly paid, or entitled to payment, by an Employer or Affiliate on account of such period of absence -

                    (i) he shall be credited with Hours of Service during the
               entire period of absence in accordance with Subsections (b) and
               (c), if he returns to the employ of an Employer or Affiliate at the conclusion of such period; and

                    (ii) he shall be credited with Hours of Service in
               accordance with Subsections (b) and (c) up to a maximum of five hundred one (501) Hours of Service in each such period of absence, if he does not return to the employ of an Employer or Affiliate at the conclusion of such period;

               (B) if the Employee is not paid, or entitled to payment, by an Employer or Affiliate on account of such period of absence -

                    (i) he shall be credited with forty (40) Hours of Service
               for each week, or eight (8) Hours of Service for each week day, of the period of absence, if he returns to the employ of an Employer or Affiliate at the conclusion of such period; and

                     (ii) he shall be credited with no Hours of Service in
               respect of such period of absence, if he does not return to the employ of an Employer or Affiliate at the conclusion of such period;

          (3) each hour during the Employee's period of service in the Armed Forces of the United States, credited on the basis of forty (40) Hours of Service for each week, or eight (8) Hours of Service for each week day, of such service, if the Employee retains re-employment rights under the Military Selective Service Act (or similar legislation) and is re-employed by an Employer or Affiliate within the period provided by such Act (or legislation); and

          (4) each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from an Employer or Affiliate, irrespective of mitigation of damages, if he is not entitled to credit for such hour under any other Paragraph of this Subsection (a).

          (b) The number of an Employee's Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, which Section and any successor thereto is hereby incorporated by reference into this Plan.

          (c) In the case of an Employee whose compensation is not determined on the basis of certain amounts for each hour worked, such Employee's Hours of Service need not be determined from employment records, and such Employee may, in accordance with uniform and nondiscriminatory rules adopted by the Administrative Committee, be credited with forty-five (45) Hours of Service for each week in which he would be credited with any Hours of Service under the provisions of Subsection (a) or
(b).

          1.30. "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor revenue code which may hereafter be adopted in lieu thereof, and references herein to any specific provisions of the Internal Revenue Code or the Code shall be deemed also to refer to the corresponding provisions of the Internal Revenue Code or the Code as it may hereafter be so amended or replaced.

          1.31. "Investment Committee" shall mean the Deferred Profit Sharing Plan Investment Committee appointed from time to time by, and serving at the pleasure of, the Board of Directors, which committee is responsible for the management of the Plan's Investment Funds in accordance with Section 7.2. The Investment Committee shall consist of no fewer than three persons, each of whom shall be either an Employee or an Advisory Director of the Corporation, and shall act in a manner consistent with the provisions of Article 11 hereof applicable to actions taken by the Administrative Committee, and shall likewise be indemnified in the manner set forth in Section 11.8. The term "Committee" as used in Section 7.2 shall refer to the Investment Committee.

          1.32. "Investment Fund" shall mean an investment fund established in accordance with Section 7.2.

          1.33. "Member" shall mean any Employee who has become a Member of the Plan in accordance with Article 2.

          1.34. "New Plan" shall mean any trust or plan with respect to which all or any portion of the assets and liabilities of the Trust Fund is merged, consolidated or transferred pursuant to Section 12.3.

          1.35. "Participant" shall mean any Employee for whom an account is maintained under the Plan.

          1.36. "Part-time Employee" means an Employee who is either (i) compensated on an hourly basis or (ii) regularly scheduled to work less than a standard forty-hour week.

          1.37. (a) "Period of Service" shall mean the period beginning on an Employee's most recent Employment Commencement Date and ending on the date the Employee terminates Service.

          (b) For the purpose of determining the length of an Employee's Period of Service, all nonsuccessive Periods of Service shall be aggregated.

          (c) A Period of Service shall include the period commencing on the date an Employee terminates Service and ending on the date he returns to Service, but only if such period does not exceed twelve (12) months.

          1.38. "Plan" shall mean this Deferred Profit Sharing Plan, as amended from time to time.

          1.39. "Plan Year" shall mean the calendar year.

          1.40. "Pre-Tax Deferral Contributions" shall mean that portion of Compensation which an Employee elects to contribute to the Plan pursuant to
Section 3.4.

          1.41. "Prior Plan" shall mean the Deferred Profit Sharing Plan of the Corporation, as amended from time to time on or before December 31, 1975.

          1.42. "Retirement Plan" shall mean the Morgan Stanley & Co. Incorporated Pension Plan, as amended from time to time.

          1.43. "Rollover Contribution" shall mean any rollover contribution defined in (i) Internal Revenue Code Section 402(c) or 403(a)(4), relating to certain distributions from an employees' trust or employee annuity described in Internal Revenue Code Section 401(a) or 403(a), respectively; or (ii) Internal Revenue Code Section 408(d)(3), relating to certain distributions from an individual retirement account or an individual retirement annuity.

          1.44. "Section 402(g) Limit" shall mean the limit on elective deferrals under Section 402(g) of the Internal Revenue Code (as adjusted by the cost-of-living factor prescribed by the Secretary of the Treasury under Section 415(d) of the Internal Revenue Code).

          1.45. "Service" shall mean employment by the Corporation and any predecessor thereto, and by the Employer, including periods of employment with a Foreign Subsidiary which are considered, pursuant to the last sentence of
Section 1.15, service as an Employee of the Corporation. "Service" shall also include employment with any Affiliate and employment with any parent or subsidiary of the Corporation, or any subsidiary of any parent, to the extent recognized by the Board of Directors, in its sole discretion, on the basis of uniform rules applicable to all persons in similar circumstances.

          Effective as of the date (the "Merger Date") of the merger of the Morgan Stanley Group Inc., a Delaware corporation, with and into Dean Witter, Discover & Co., a Delaware corporation ("DWD"), the term "Service" shall include all service with DWD and its subsidiaries on, prior to or after the Merger Date.

          1.46. "Tax Deductible Contributions" shall mean, with respect to an Employee, the tax-deductible, individual retirement-type contributions made by Employees to the Plan during the period January 1, 1982 through December 31, 1986 under the terms of the Plan as in effect during such period.

          1.47. "Transferred Amounts" shall mean amounts transferred to the Trustee from the trustee of another trust pursuant to Section 5.3 and credited to the account of a Participant.

          1.48. "Trust Agreement" shall mean the agreement and declaration of trust entered into in accordance with Section 7.1.

          1.49. "Trust Fund" shall mean the fund held by the Trustee under the Trust Agreement in accordance with Article 7.

          1.50. "Trustee" shall mean any trustee acting in such capacity under the Trust Agreement.

          1.51. "Valuation Date" shall mean any date specified by the Committee or, if the Committee does not so specify, shall mean:

          (a) with respect to withdrawals of Voluntary Contributions pursuant to
     Section 6.1 hereof, Tax Deductible Contributions pursuant to Section 6.2 hereof, and Plan loans (other than loans for the purpose of purchasing a primary residence) pursuant to Section 6.4 hereof, the first business day of the week following the date upon which the Participant requests such withdrawal or loan;

          (b) with respect to withdrawals in the case of hardship pursuant to
     Section 6.3 hereof and Plan loans for the purpose of purchasing a primary residence pursuant to

     Section 6.4 hereof, the first business day of the week following the date upon which such withdrawal or loan is approved;

          (c) with respect to payments upon retirement, death or other termination of employment pursuant to Article 10 hereof, the first business day of the week following the date of such retirement, death or termination or the date a Former Participant elects to have his deferred accounts paid to him pursuant to Section 10.3, provided, however, that the Valuation Date with respect to any payments which qualify as eligible rollover distributions pursuant to Section 10.7 shall be delayed by such waiting period as may apply by law or regulation to such distributions;

          (d) with respect to accounts where payment has been deferred at the election of the Participant pursuant to Subsection 10.1(d) or Section 10.3, the first business day of the week following the date the Former Participant elects to commence receiving payment of such deferred accounts, provided, however, that the Valuation Date with respect to any payments which qualify as eligible rollover distributions pursuant to Section 10.7 shall be delayed by such waiting period as may apply by law or regulation to such distributions;

          (e) with respect to any annual installment payments pursuant to
     Article 10 (after the first such payment), the first business day of the week coincident with or next following the anniversary of the Valuation Date determined pursuant to paragraph (c) or (d) above;

          (f) with respect to any inter-Investment Fund transfer pursuant to
     Section 7.4(b) hereof, as of the close of the first business day coincident with or immediately following the date the Participant requests such transfer; and

          (g) with respect to elections made pursuant to Section 10.1(d) of the Plan, the first business day of the week following the date the Former Participant elects to receive such lump sum payment, provided, however, that the Valuation Date with respect to any payments which qualify as eligible rollover distributions pursuant to Section 10.7 shall be delayed by such waiting period as may apply by law or regulation to such distributions.

          (h) with respect to distributions made pursuant to Section 10.4, the last business day of a month following the Participant's termination from Service on which the Value of a Participant's account does not exceed the amount set forth in Code section 411(a)(11) as of such date.

          1.52. "Value" shall mean, when used to refer to the interest of a Participant in the Trust Fund on any date, the value thereof determined as of such date in accordance with Sections 7.3 and 10.4.

          1.53. "Voluntary Contribution" shall mean the voluntary revocable contributions of no more than 10% of annual Compensation made (or recontributed subsequent to withdrawal) to the Plan prior to January 1, 1988 under the terms of the Plan as in effect prior to such date.

          1.54. "Year" shall mean a calendar year.

          1.55. "Year of Service" shall mean a period of 12 consecutive months during which an Employee completes 1,000 Hours of Service; provided that, effective January 1, 2000, in the case of a Full-time Employee "Year of Service" shall mean a Period of Service of one year. Full-time Employees who performed Service prior to January 1, 2000 shall receive credit for a Period of Service consisting of: (a) for Plan Years beginning prior to January 1, 2000, a number of years equal to the number of Years of Service credited to the Employee before January 1,

2000, under the method of crediting service in effect under the Plan prior to January 1, 2000; (b) for the Plan Year beginning January 1, 2000, the greater of
(i) the period of time credited for such year under the Plan rules in effect as of January 1, 2000 and (ii) the period of time that would have been credited for such year under the Plan rules in effect prior to January 1, 2000; and (c) for Plan Years beginning on or after January 1, 2001, the Employee's Period of Service after December 31, 2000. For purposes of the previous sentence, "Hour of Service" shall include such hours as the Administrative Committee determines are required to be taken into account for eligibility and vesting purposes in order to comply with Code section 414(n).

                                   ARTICLE 2

                     ELIGIBILITY AND MEMBERSHIP IN THE PLAN
                     --------------------------------------

          2.1.  Eligibility for Participation.
                -----------------------------

          (a) Previous Participation.  Each Employee who was a Participant under
              ----------------------
the terms of the Plan on August 31, 1993 shall continue as a Participant of this Plan.

          (b) Pre-Tax Deferral Contributions.  Each person who was an Employee
              ------------------------------
under the terms of the Plan on August 31, 1993 shall continue to be eligible to participate and to make Pre-Tax Deferral Contributions under this Plan. Any other Full-Time Employee and any Part-Time Employee who is regularly scheduled to work more than 20 hours per week will be eligible to participate and to make Pre-Tax Deferral Contributions as soon as administratively feasible following his date of hire. Any Part-Time Employee who is not regularly scheduled to work more than 20 hours per week shall be eligible to participate and to make a Pre-Tax Deferral Contribution as of the first day of the first calendar month following the date on which he has completed a Year of Service.

          (c) Rollover Contributions.  Each person who was an Employee under the
              ----------------------
terms of the Plan on August 31, 1993 shall continue to be eligible to participate and to make Rollover Contributions under this Plan. Any other Employee shall be eligible to participate and to make Rollover Contributions as soon as administratively feasible following his date of hire.

          2.2. Membership.
               ----------

          (a) Each Employee who was a Participant under the terms of the Plan on August 31, 1993 shall continue as a Member of this Plan.

          (b) Any other Full-time Employee shall become a Member as of the first day of the month following the date on which he has completed one Year of Service, provided he is employed on such date. Any other Part-time Employee shall become a Member as of the first day of the month following his completion of one Year of Service either during the 12-month period commencing on his earliest Employment Commencement Date or during any calendar year commencing after such date, provided he is employed on such date.

          (c) A Member who is a Full-time Employee who becomes ineligible to receive Firm Contributions in accordance with Section 4.2 (relating to termination of employment) shall again become eligible to receive Firm Contributions on the first day he returns to Service. A Member who is a Part-time Employee shall be ineligible to receive Firm Contributions as of the first day of any calendar year during which he fails to complete a Year of Service, and shall again become eligible to receive Firm Contributions, subject to
Section 4.2, as of the first day of the first subsequent calendar year during which he completes a Year of Service.

          (d) Notwithstanding any other provision of the Plan to the contrary, any Employee who is (i) classified by an Employer as a "leased employee" who provides services to any Employer (including, without limitation, a leased employee as defined in Code section 414(n)), an independent contractor or a consultant or (ii) a provider of services to an Employer pursuant to a contractual arrangement, such as a "PAL", either with that person or with a third party, other than one specifically providing for an employment relationship with the Employer, shall not be eligible to become a Member until the later of the date, if any, on which he becomes an Employee who is not classified as a leased employee, independent contractor, consultant or a provider of services to any Employer and is employed in a job classification that is eligible for membership under the Plan as determined by such Employer. If any person excluded as an Employee pursuant to the preceding clauses (i) and (ii) shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of the Employer, such determination shall not alter this exclusion as an Employee for purposes of this Plan.

                                   ARTICLE 3

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

          3.1. Amount of Firm Contributions. The amount of the Firm
               ----------------------------
Contribution to be made by each Employer under the Plan for each year commencing with 1976 shall be equal to such amount as may, subject to the limitations contained in this Article 3 and in Article 8 of the Plan, be determined by action of the Board of Directors before the end of each year.

          3.2. Automatic Deferral. For Plan Years beginning prior to January 1,
               ------------------
1995, subject to Section 6.3 (relating to limitations in respect of hardship distributions), one hundred percent (100%) of the amount of the Firm Contribution allocated to each Member over $1,000 pursuant to Section 4.1 shall be deferred. For Plan Years beginning after December 31, 1994, subject to Section 6.3 (relating to limitations in respect of hardship distributions), one hundred percent (100%) of the amount of the Firm Contribution allocated to each Member pursuant to Section 4.1 shall be deferred.

          3.3. Optional Deferral.
               -----------------

          (a) For Plan Years beginning prior to January 1, 1995, subject to subparagraph (b) of this Section 3.3, Section 6.3 and to the limitations expressed in Section 3.5, each Member shall have the right to elect with respect to each Firm Contribution to defer the total amount (100%) of such Firm Contribution allocated to him which is not deferred pursuant to Section 3.2; provided that the amount of such optional deferral, when aggregated with the amount deferred pursuant to Section 3.2 for such Plan Year, does not exceed the limitation on Annual Additions contained in Section 8.1(c) for such Plan Year. The amount of any such optional deferral shall be contributed to his account under the Plan. The Member will receive payment in cash of the balance of the Firm Contribution which is not deferred, less the amount of any applicable taxes imposed thereon under the Federal Insurance Contributions Act or the Federal Unemployment Contributions Act.

          To be effective any such election must be made one month before the end of such Year (or such other period as Committee may determine) and, if so made, shall be irrevocable with respect to the Firm Contribution for the Year for which the election is made but such election shall otherwise remain effective until changed. For Plan Years beginning prior to January 1, 1995, subject to subsection (b) of this Section 3.3, in the event that a Member shall fail to make an election with respect to that part of the Firm Contribution allocated to him which is not deferred pursuant to Section 3.2, the entire amount of the Firm Contribution allocated to him for such Year shall be deferred.

          (b) For Plan Years beginning prior to January 1, 1995, in the case of a Member who dies or whose Service terminates at or after retirement pursuant to the Retirement Plan on or before the last day of the Year, and who will receive or who has received a distribution of the entire Value of his interest, if any, in the Trust Fund, the entire amount of the Firm Contribution allocated to such Member for such Year shall be payable in cash. However, for Plan Years beginning prior to January 1, 1995, in the case of any Member who has elected distribution in accordance with Subsection 10.1(b), or who has elected to defer payment of his interest pursuant to Subsection 10.1(d), the provisions of Section 3.2 and of Subsection (a) of this Section 3.3 shall apply.

          3.4. Deferral of Compensation.
               ------------------------

          (a) Subject to Section 6.3 and the limitations expressed in Section
3.5 hereof, any Employee receiving Compensation may elect to defer receipt of up to 20% of his base salary, discretionary bonus and/or commissions, not to exceed 20% in total of his Compensation, which shall be designated as his "Pre-Tax Deferral Contribution," and to have that amount contributed to his separate account as an Employer Contribution; provided, however, that the amount so contributed, when aggregated with any Firm Contributions allocated to such Employee's account pursuant to Sections 3.2 and 3.3, does not exceed the limitations on Annual Additions contained in Subsection 8.1(c) for such Plan Year. Such deferral election may be made from time to time on a revocable basis, in accordance with procedures prescribed by the Committee, commencing at any time during the year.

          (b) The Pre-Tax Deferral contribution of each Employee shall be paid over to the Trustee to be held in Trust, periodically or as directed by the Committee, subject to the provisions of the Plan and of the Trust Agreement, for the account of such Participant, to be invested in accordance with the election of such Participant pursuant to Section 7.4. Pre-Tax Deferral Contributions shall be made, in any event, no later than thirty (30) days after the last day of the Plan Year.

          3.5. Deferral Contribution Limitations.
               ---------------------------------

          (a) If the sum of such Before-Tax Savings in respect of any Participant would otherwise exceed the limit stated in Section 1.7, it shall be limited to such amount by first limiting any Pre-Tax Deferral Contribution elected by the Participant pursuant to Section 3.4, and second limiting any optional deferral of the Firm Contributions elected by the Participant pursuant to Section 3.3.

          (b) If, prior to March 1 in any Year, a Participant who first became an Employee in the previous Year notifies the Plan Committee in writing that the sum of his Before-Tax Savings under this Plan and his elective deferrals (as defined in Section 402(g) of the Internal Revenue Code) under all other plans for the previous Year exceeds the limit stated in Section 1.7 and requests that such excess be distributed to him, the amount of such excess, adjusted for income or loss allocable thereto (and any taxes required to be withheld thereon), shall be distributed to him no later than the following April 15.
Such distribution shall be paid first out of any Pre-Tax Deferral Contribution elected by the Participant pursuant to Section 3.4, and second, any optional deferral of the Firm Contribution elected by the Participant pursuant to Section
3.3. In the event that a Participant's Before-Tax Savings and his elective deferrals (as defined in Code section 402(g)) to all plans other than the DPSP exceed the Section 402(g) Limit for the Year and the Plan Administrator cannot reasonably distribute such excess amounts prior to the April 15th following the end of such Year, then such excess amounts shall remain in the Trust and continue to be considered Pre-Tax Deferrals.

          (c) Effective January 1, 1997, with respect to each Plan Year, the Actual Deferral Percentage (as defined in Subsection (d)(1)) for the Plan Year for all eligible Highly Compensated Employees for such Plan Year shall not exceed the Actual Deferral Percentage for the prior Plan Year for all eligible non-Highly Compensated Employees (as defined in Subsection (d)(3)) for the prior Plan Year multiplied by 1.25). If the Actual Deferral Percentage for the Plan Year for eligible Highly Compensated Employees for such Plan Year exceeds the Actual Deferral Percentage for the prior Plan Year for eligible non-Highly Compensated Employees for the prior Plan Year by no more than 2 percentage points, the 1.25 multiplier in the preceding sentence shall be replaced by 2.0. Notwithstanding the foregoing, with respect to a Plan Year commencing before January 1, 2000, the limitations of the preceding sentences shall be applied by comparing the current Plan Year's Actual Deferral Percentage for all eligible Highly Compensated Employees for such Plan Year with the current Plan Year's Actual Deferral Percentage for all eligible non-Highly Compensated Employees for such Plan Year.

          (d)  For purposes of this Section:

          (1) "Actual Deferral Percentage" shall mean with respect to a specified group of Employees for a Plan Year, the average of the Ratios (calculated separately for each Employee) for the Plan Year. The "Ratio," with respect to any Employee, shall be a fraction having:

               (A) A numerator consisting of the Participant's Before-Tax
          Savings.

               (B) A denominator consisting of his compensation as reflected on his W-2 for such Year, and including amounts that are contributed by the Employer or an Affiliate with respect to the Participant for such Year pursuant to a salary reduction arrangement and that are not includible in the Participant's gross income under Code section 125, 402(e)(3), 402(h) or 403(b), but not to exceed the dollar limit of Code section 401(a)(17), as adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

     Notwithstanding the foregoing, effective as of January 1, 2000, the Actual Deferral Percentage for a prior Plan Year for eligible non-Highly Compensated Employees for a prior Plan Year shall be determined in accordance with applicable rules and regulations issued by the Secretary of the Treasury under Code section 401(k).

          (2) An Employee is an "eligible Highly Compensated Employee" for a particular Plan Year if the Employee is a Highly Compensated Employee under the definition in effect in Section 1.28 for such Plan Year and is eligible to make Pre-Tax Deferral Contributions under Section 2.1(b) in such Plan Year.

          (3) An Employee is an eligible "non-Highly Compensated Employee" for a particular Plan Year if the Employee is not a Highly Compensated Employee under the definition in effect in Section 1.28 for such Plan Year and is eligible to make Pre-Tax Deferral Contributions under Section 2.1(b) in such Plan Year.

          (e) Effective January 1, 1997, Before-Tax Savings of Participants who are Highly Compensated Employees shall be maintained within the limit of Subsection (c) by reducing the Before-Tax Savings of such Participants to avoid or eliminate any excess amounts. For these purposes, excess Before-Tax Savings shall equal the excess of the aggregate amount of Before-Tax Savings of Highly Compensated Employees for the Plan Year over the maximum amount of Before-Tax Savings permitted under Subsection (c) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Ratios beginning with the highest such Ratios). If there are excess Before-Tax Savings of Highly Compensated Employees at the end of a Plan Year, the excess shall be allocated to Participants who are Highly Compensated Employees in accordance with Code section 401(k)(8)(C), on the basis of the largest dollar amounts of Before-Tax Savings for the Plan Year, beginning with the highest such dollar amounts. The amount of excess Before-Tax Savings so allocated to a Participant, adjusted for income or loss allocable thereto, and reduced, but not below zero, by the amount of any distribution made or to be made to the Participant pursuant to Subsection
(b) shall be distributed to the Participant no later than the end of 12 months following the Plan Year for which such excess Before-Tax Savings were contributed to the Plan on his behalf. Such distribution shall be paid first out of any Pre-Tax Deferral Contribution of Compensation elected by the Participant pursuant to Section 3.4, and second, any optional deferral of the Firm Contribution elected by the Participant pursuant to Section 3.3.

          (f) The Actual Deferral Percentage for the family members (who are treated as one Highly Compensated Employee) is the Actual Deferral Percentage determined by combining all contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the deferrals and compensation of all family members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated

Employees and non-Highly Compensated Employees. In the case of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation rules, the determination of the amount of excess aggregate contributions shall be made as follows: the Actual Deferral Percentage is reduced in accordance with the "leveling" method described in Section 1.401(k)-1(f)(2) of the regulations and the excess aggregate contributions are allocated among the family members in proportion to the deferrals of each family member that have combined. The provisions of this Section 3.5(f) shall not apply to Plan Years beginning on or after January 1, 1997.

          3.6. Contributions to Come Out of Profits. All Employer Contributions
               ------------------------------------
made pursuant to this Article 3 shall be made out of the respective Employer's current profits or accumulated earned surplus; provided, however, that if any Employer is prevented from making a contribution which it would otherwise have made under the Plan by reason of having insufficient current profits or accumulated earned surplus, then the amount which would otherwise be contributed by any such Employer may be contributed by another Employer or Employers out of their current profits or accumulated earned surplus. "Current profits" and "accumulated earned surplus" will refer to the figures appearing in the financial statements prepared by the auditors of the respective Employer.

          3.7. Contributions to Be Non-Forfeitable. The interest of any
               -----------------------------------
Participant in the Trust Fund attributable to any Employer Contribution allocated to him for any year shall be non-forfeitable at all times.

          3.8. Contributions to Be Deductible. Employer Contributions to the
               ------------------------------
Plan shall be made on the express condition that such contributions are deductible by the Employer in the taxable year in respect of which they are made.

                                   ARTICLE 4

                        ALLOCATION OF FIRM CONTRIBUTIONS
                        --------------------------------

          4.1. Allocation Among Members. The Firm Contribution for each Year
               ------------------------
shall be allocated among all eligible (in accordance with Section 2.2) Members in Service (including those on Authorized Absence) on December 31 of such Year and those Members whose employment terminated during that Year (a) upon retirement pursuant to the Retirement Plan, or (b) by reason of death. The share of the Firm Contribution for any Year allocable to any such Member shall be that amount which bears the same relationship to the Firm Contribution for such Year as the Base Salary received during such Year by such Member (in respect of Service as an eligible Member) bears to the aggregate of Base Salaries received during such Year by all such Members (in respect of Service as eligible Members), disregarding for this purpose Base Salaries of Members who, pursuant to Section 4.2, are not entitled to a share of the Firm Contribution for such Year. Any amount so allocable to a Member who has died shall be paid to the persons designated pursuant to Section 10.2.

          4.2. Termination of Employment. No portion of the Firm Contribution
               -------------------------
for any Year shall be allocated to any Member whose employment terminates during such Year for any reason other than death or retirement pursuant to the Retirement Plan and who is not an Employee on December 31 of such Year.

          4.3. Immediate Cash Payments. For Plan Years beginning prior to
               -----------------------
January 1, 1995, as soon as practicable following the allocation of the Firm Contribution among eligible Members pursuant to Section 4.1, the Employer shall pay in cash to each Member such portion of the amount so allocated to him as he has elected to receive in cash or as is payable to him in cash pursuant to
Section 3.3(b). Any amount so payable to a Member who has died shall be paid to the persons designated pursuant to Section 10.2.

          4.4. Payment of Deferred Amounts to Trustee. As soon as
               --------------------------------------
administratively possible after the end of the Plan Year, there shall be paid over to the Trustee the aggregate amount allocated to members which has been deferred pursuant to Sections 3.2 (relating to the automatic deferral of Firm Contributions) and 3.3(a) (relating to the optional deferral of Firm Contributions) with directions to the Trustee as to the amounts to be deposited in the respective Investment Funds.

                                   ARTICLE 5

                             EMPLOYEE CONTRIBUTIONS
                             ----------------------

          5.1. Rollover Contributions. Any Employee may at any time make a
               ----------------------
Rollover Contribution to the Trust Fund if he provides satisfactory evidence to the Committee that the amount to be contributed qualifies as a "Rollover Contribution" as defined in Section 1.43 hereof and the Committee determines that such Rollover Contribution will not impose a substantial administrative burden on the Trust Fund or the Plan.

          A former Employee who has not elected a distribution under Article 10, who has not received a distribution under Section 10, and who has a positive account balance under the Plan may make a Rollover Contribution from any other U.S. tax qualified plan sponsored by the Corporation or an Affiliate.

          5.2. ESOP Diversification Transfers. To the extent permitted by the
               ------------------------------
ESOP, any ESOP participant may elect to transfer to the Trust Fund an ESOP Diversification Transfer. Any such ESOP Diversification Transfer shall be credited to an account of such Employee and shall be treated in the same manner as any other account established under the Plan; provided, however, that the portion of a Participant's account attributable to an ESOP Diversification Transfer shall not be available for any withdrawal or loan pursuant to Article 6 hereof. Such funds so transferred shall be allocated to one or more of the Investment Funds in accordance with Section 7.4(a).

          5.3. Contribution to Be Non-Forfeitable. An Employee's interest in all
               ----------------------------------
contributions made by him to the Plan pursuant to this Article 5 shall be non-forfeitable at all times.

                                   ARTICLE 6

                        IN-SERVICE WITHDRAWALS AND LOANS
                        --------------------------------

          6.1. Withdrawals in Respect of Voluntary Contributions. Each
               -------------------------------------------------
Participant or Former Participant shall be entitled to elect to withdraw as of any Valuation Date, a specified amount of cash in respect of his Voluntary Contributions, which shall not be less than $500 or, if less, the total value of such account. Withdrawals in respect of Voluntary Contributions, when aggregated with all other withdrawals under Sections 6.2 and 6.3, shall be limited to two per calendar year.

          6.2. Withdrawals in Respect of Tax Deductible Contributions. Each
               ------------------------------------------------------
Participant or Former Participant shall be entitled to elect to withdraw as of any Valuation Date, a specified amount of cash in respect of his Tax Deductible Contributions, which shall not be less than $500 or, if less, the total value of such account. Withdrawals in respect of Tax Deductible Contributions, when aggregated with all other withdrawals under Sections 6.1 and 6.3, shall be limited to two per calendar year.

          6.3. Other In-Service Withdrawals. Effective January 1, 1997, each
               ----------------------------
Participant or Former Participant who has attained age 591/2 shall be entitled to elect to withdraw as of any Valuation Date, a specified amount of cash in respect of any of his contribution accounts, which shall not be less than $500 or, if less, the total value of such account. Withdrawals under this Section 6.3, when aggregated with all other withdrawals under Sections 6.1 and 6.2, shall be limited to two per calendar year.

          In the case of a withdrawal under this Section, the Plan Administrator shall withdraw assets from the Participant's accounts in the following order:

          (1)  Voluntary Pre-87 After-Tax Account;

          (2)  Voluntary Post-86 After-Tax Account;

          (3)  IRA Contribution Account;

          (4)  Rollover Contribution Account;

          (5)  Pre-Tax Deferral Contribution Account;

          (6)  DPSP Match Account for former Van Kampen employees;

          (7)  Non-Elective Firm Contribution Account;

          (8)  Firm Elective Deferral Contribution Account;

          (9)  ESOP Firm Account (diversified); and

          (10) ESOP Match Account (diversified).

The amount requested shall, upon the Participant's or Former Participant's request and in accordance with procedures adopted by the Plan Administrator, be increased by the amount of federal, state and local income taxes reasonably anticipated to result from the distribution, based on the amount of withholding requested by the Participant or Former Participant.

          6.4. Payments in Cases of Hardship.
               -----------------------------

          (a) In case of hardship, a Participant or Former Participant may apply at any time for the immediate payment of all or any part of the Value of his non-forfeitable interest in the Trust Fund attributable to that portion of Firm Contributions the Participant has elected to defer pursuant to Section 3.3 and to his Pre-Tax Deferral Contributions, determined as of the Valuation Date. There may be paid to such Participant or Former Participant such portion or all of the Value of his non-forfeitable interest in the Trust Fund as the Committee may determine is necessary to alleviate such hardship; provided, however, that
                                                       --------  -------
such Participant has previously
withdrawn or simultaneously withdraws his entire account balance, if any, attributable to his Voluntary Contributions and Tax Deductible Contributions pursuant to Sections 6.1 and 6.2, and has outstanding the maximum available loan from the Plan pursuant to Section 6.4 (to the extent required by law). In case of hardship, a Participant or Former Participant may apply at any time for the immediate payment of all or any part of the Value of his non-forfeitable interest in the Trust Fund, determined as of the Valuation Date, in the order specified below as follows; provided that the foregoing conditions have been
                            --------
met:

          (i) with respect to distributions prior to January 1, 2000, those amounts, if any, attributable to;

               (A) that portion of Firm Contributions the Participant has elected to defer pursuant to Section 3.3; and

               (B) Pre-Tax Deferral Contributions;

          (ii) with respect to distributions on or after January 1, 2000 and prior to March 1, 2001, those amounts, if any, attributable to;

          (A)  DPSP Match Account for former Van Kampen employees;

          (B)  Voluntary Pre-87 After-Tax Account;

          (C)  Voluntary Post-86 After-Tax Account;

          (D)  IRA Contribution Account;

          (E)  Pre-Tax Deferral Contribution Account; and

          (F)  Firm Elective Deferral Contribution Account;

          (iii) with respect to distributions on or after March 1, 2001, those amounts, if any, attributable to the accounts specified in Section 6.3 in the order specified in that Section.

          (b) In making such determination, the Committee shall apply the following rules on a uniform and non-discriminatory basis to all Participants or Former Participants eligible for such hardship distributions:

          (1) All requests for such payments must be made to the Committee, through the Department or in such other manner as the Committee shall designate.

          (2) All such requests must be accompanied by such documentation as the Committee or Department may require.

          (3) The Department will review all requests and will make a recommendation in writing to the Committee as to whether the request should be approved or rejected. In making its recommendation, the Department shall review all documentation and shall conduct such further review or investigation as may be necessary.

          (4) The Committee will consider the facts relevant to each requested hardship distribution, subject to appropriate regulations.

          (c) For the purposes of this Section 6.4, a distribution will be on account of "hardship" if the distribution is necessary in light of immediate and heavy financial needs of the Participant including one or more of the following:

          (i) Purchase of a Participant's or Former Participant's primary residence;

          (ii) The need to prevent the eviction of the Participant or Former Participant from his primary residence or foreclosure on the mortgage of his primary residence;

          (iii) Expenses for medical care described in Code Section 213(d) previously incurred by or necessary to obtain such medical care for a Participant or Former Participant, the Participant or Former Participant's spouse, or any dependents of the Participant or Former Participant (as defined in Code Section 152) which expenses are not covered by a medical benefit plan covering such individual;

          (iv) Tuition expenses and related educational fees for the next twelve (12) months of post-secondary education of the Participant or Former Participant, or the Participant's or Former Participant's spouse, children or dependents (as defined in Code Section 152);

          (v) For hardship distributions occurring prior to March 1, 2001, expenses for the care of an aged or handicapped dependent of a Participant or Former Participant (as defined in Code Section 152); or

          (vi) For hardship distributions occurring prior to March 1, 2001, expenses for other hardships of a Participant or Former Participant that are essentially equivalent to those listed in (i) through (v).

          A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other sources of the applicant. The amount necessary to satisfy an immediate and heavy financial need shall, upon the Participant's or Former Participant's request, be increased by the amount of federal, state and local income taxes reasonably anticipated to result from the distribution, based on the amount of withholding requested by the Participant or Former Participant.

          (d) No optional deferral of the Firm Contribution pursuant to Section
3.3 or Pre-Tax Deferral Contribution pursuant to Section 3.4 will be made on behalf of a Participant who makes a withdrawal on account of hardship pursuant to Subsection (a) until the first day of the calendar quarter following the twelve-month period commencing on the day the hardship withdrawal is distributed to the Participant.

          (e) During the Year following the Year in which a Participant has received distribution of a hardship withdrawal, the deferral contribution limitation otherwise applicable pursuant to Section 3.5 shall be reduced by the sum of his or her Before-Tax Savings for the Year of the hardship distribution.

          6.5. Plan Loans.
               ----------

          (a) A Participant who is a "party in interest" within the meaning of
Section 3(14) of ERISA (other than a Participant who is employed outside the continental limits of the United States by a Foreign Subsidiary), and who has executed a loan signature form supplied to the Participant by the Administrative Committee or Administrative Agent and completed such other documentation as the Administrative Committee shall require, may request a loan from the Plan in the manner prescribed by the Committee and communicated to the Participants. The loan request shall specify the desired amount and term of the loan and any other information the Administrative Committee may require.

          (b) As soon as practicable after receipt of a loan request containing all required information, such loan shall be granted; provided, however, that

          (i) the amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan), may not exceed the lesser of

     (A) one-half of the sum of the balance in his accounts consisting of Employer Contributions and Rollover Contributions, determined as of the most recent Valuation Date or (B) $50,000 reduced by the excess, if any, of the greatest outstanding balance of loans from the Plan during the one-year period ending on the date such loan was made over the outstanding balance of loans from the Plan on the date such loan was made;

          (ii) subject to the limitations in subparagraph (i) above, the minimum amount of any loan granted to a Participant shall be $500;

          (iii) the repayment period of any loan to a Participant shall be one
     (1) to five (5) years from the date the loan is made; provided, however, that a maximum fifteen (15) year repayment period shall apply to any loan to acquire a dwelling unit which within a reasonable time is to be used as a principal residence of the Participant (determined at the time of loan application) and for which the Participant has provided documentation satisfactory to the Committee that the proceeds thereof will be used in such manner;

          (iv) each loan shall bear interest in a fixed amount equal to the Prime Rate as released by the Board of Governors of the Federal Reserve in statistical release H.15 using the last release of the most recently preceding quarter; provided that the use of such rate shall be periodically reviewed by the Department and adjusted if necessary to provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans under similar circumstances;

          (v) no more than one loan per Participant may be made in any calendar year; prior to March 1, 2001, no more than two loans to a Participant may be outstanding at any time; and, effective March 1, 2001, no more than one loan to a Participant may be outstanding at any time, except that, in the case of a Participant who had two loans outstanding as of February 28, 2001, such two loans may continue to be outstanding at the same time.

          (c) The Department shall make loans available to all Participants on a reasonably equivalent and nondiscriminatory basis and in accordance with Section 408(b)(1) of ERISA; and any Participant to whom such loan is made agrees to such changes in the terms of the loan as may be required by changes in the applicable law or regulations.

          (d) The entire principal amount of a loan may be prepaid at any time, without premium or penalty, together with accrued or unpaid interest on the amount as of the date of prepayment. For loans made prior to September 1, 1993, partial prepayments of principal and interest are permitted, provided that, in the case of a prepayment of less than the entire principal amount of a loan, the amount of such prepayment shall be not less than $500.

          (e) Principal and interest with respect to any loan to a Participant shall be repaid bi-weekly by payroll deduction, in level installments, in amounts sufficient to liquidate the loan over its remaining term, which shall be subject to adjustment on a quarterly basis, effective as of the first pay period in such quarter, in accordance with changes in the "discounted rate" determined in the previous calendar quarter as described in subparagraph (b)(iv) above. In the event that a payroll deduction cannot be made in full for any reason other than an Authorized Absence or separation from Service, the Participant shall pay directly to the Plan the full amount that would have been due, with such payment to be made by the last business day of the calendar quarter which includes such payment date. In the Event that a payroll deduction cannot be made in full due to an Authorized Absence, if the Participant does not elect to have his loan reamortized over its remaining term upon his return to active Service, he shall make such payments as described in the preceding sentence.

          (f) Upon a Participant's separation from Service, or upon any termination of the Plan pursuant to Section 12.2, the outstanding principal amount of each loan together with all accrued and unpaid interest shall become immediately due and payable.

          (g) A Participant to whom a loan is granted shall indicate, on a dollar or percentage basis, the account or accounts against which any loan shall be charged and if any account is invested in more than one Investment Fund, the Investment Fund against which such loan shall be charged and may indicate, at any time, the account or Investment Fund to which repayments of a loan shall be credited.

          (h) Repayments shall be credited to the accounts in the same proportions that the loan was charged to the account and unless a Participant otherwise indicates, shall be invested in accordance with Section 7.4. That portion of any account that remains charged by reason of a loan to a Participant shall not share in any income, expense, gain or loss realized by the remainder of the Trust Fund and shall not be available for any in-service withdrawal or distribution provisions under the Plan.

          (i) Each Participant to whom a loan is made agrees, by endorsement of the check representing the proceeds of the loan, (i) that such loan shall be secured by fifty percent (50%) of his account balance, (ii) to repay such loan as provided herein by payroll deduction or otherwise and (iii) that he accepts the terms and conditions of such loan as set forth herein and/or as disclosed by the Administrative Committee or the Administrative Agent. If, within three (3) days after receipt of the check representing the proceeds of the loan the Participant decides not to enter into such loan, he shall return the proceeds of the plan loan to the Trustee, such loan shall be immediately canceled, and the funds segregated for such loan shall be reinvested as soon as practicable in the Investment Funds from which such funds were withdrawn for the purpose of making such loan.

          (j) If a Participant fails to pay in full the principal amount of or the interest due and payable on his loan upon his separation from Service or otherwise or if he fails to pay in full the principal amount of or the interest due and payable on his loan within five (5) years of the date the loan is made fifteen (15) years in the case of a primary residence loan (in either case the "Due Date"), the balance of each of his accounts that have been charged by reason of the loan shall be reduced in the same proportions that such loan was charged to such accounts and any interest due on the loan shall be charged to each such account in the same proportion as the unpaid principal amount of the loan charged to such account bears to the total unpaid principal amount. If the balance of an account is less than the amount by which such balance is to be reduced, the excess shall be applied to further reduce the balances of the other accounts of the Participant in accordance with uniform and nondiscriminatory rules established by the Department. The amount by which a Participant's accounts are reduced pursuant to this paragraph (j) shall be deemed a distribution for tax purposes as of the Due Date. Any distribution to a Participant pursuant to any other provision of the Plan on or after such deemed distribution shall be limited to the amount of his account balances less the amount by which his accounts have been reduced pursuant to this paragraph (j).

                                   ARTICLE 7

                   INVESTMENT AND VALUATION OF THE TRUST FUND
                   ------------------------------------------

          7.1. The Trust Agreement. The Corporation shall enter into an
               -------------------
agreement and declaration of trust (the "Trust Agreement") which shall contain such provisions as shall render it impossible for any part of the corpus of the trust or income therefrom to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants. Any or all rights or benefits accruing to any person under the Plan with respect to any contributions deposited under the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement.

          7.2. Investment of Trust Fund.
               ------------------------

          (a) All of the assets of the Trust Fund shall be invested in the Investment Funds as described below (each, an "Investment Fund"). The Investment Funds shall consist of the Morgan Stanley Dean Witter Stock Fund and such other investment options as shall be designated by the Investment Committee from time to time. The Investment Committee may, from time to time, establish additional Investment Funds, liquidate or remove existing Investment Funds, limit the amounts or contributions that may be made to an existing Investment Fund, change the permissible investment of or investment guidelines applicable to an Investment Fund or reopen a restricted Investment Fund to new investments by Participants. The Morgan Stanley Dean Witter Stock Fund may be removed as an Investment Fund only by amendment to the Plan adopted in accordance with Section
12.1. The Morgan Stanley Dean Witter Stock Fund shall be a fund established to invest primarily in shares of common stock, par value $0.01 per share, of Morgan Stanley Dean Witter & Co., a Delaware corporation ("MWD Stock"). A portion of the assets of such Fund may be invested in cash or cash equivalents to the extent that the Investment Committee considers necessary or advisable for the administration and management of such Fund.

          (1) Money Market Fund.  The Trustee shall invest and reinvest any
              -----------------
     moneys at any time forming any part of the Money Market Fund and income thereon in marketable short and medium-term fixed income securities, demand and short-term notes (including those commonly known as "Master Notes"), United States Treasury Bills, other short-term government obligations, commercial paper, other money market instruments, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of investments permitted under this subparagraph
     (1).

          (2) S&P 500 Index Fund.  The Trustee shall invest and reinvest any
              ------------------
     moneys at any time forming any part of the S&P 500 Index Fund and the income thereon in common stocks which are included in the S&P 500 Index, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (2).

         (3) Equity Growth Portfolio.  The Trustee shall invest and reinvest
              -----------------------
     any moneys at any time forming a part of the Equity Growth Portfolio and the income thereon primarily in growth-oriented common stocks of medium and large-sized domestic corporations, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (3).

          (4) Emerging Growth Portfolio.  The Trustee shall invest and reinvest
              -------------------------
     any moneys at any time forming a part of the Emerging Growth Portfolio and the income thereon primarily in small to medium-sized companies with annual revenues in the $10 million to $500 million range through the purchase of common stock, limited partnership interests, bonds, notes or other vehicles providing an equity interest in such companies and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (4).

          (5) Value Equity Portfolio.  The Trustee shall invest and reinvest any
              ----------------------
     moneys at any time forming a part of the Value Equity Portfolio primarily in common stocks of large-sized companies with annual revenues of at least $500 million, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (5).

          (6) International Equity Portfolio.  The Trustee shall invest and
              ------------------------------
     reinvest any moneys at any time forming a part of the International Equity Portfolio primarily in publicly-traded common stocks of non-United States companies, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (6).

          (7) Emerging Markets Portfolio.  The Trustee shall invest and reinvest
              --------------------------
     any moneys at any time forming a part of the Emerging Markets Portfolio primarily in common stocks of non-United States companies in developing countries, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (7).

          (8) Fixed Income Portfolio.  The Trustee shall invest and reinvest any
              ----------------------
     moneys at any time forming a part of the Fixed Income Portfolio primarily in fixed income securities issued or guaranteed by the United States Government or any agency thereof, corporate bonds (including Eurodollar bonds), mortgaged-backed securities and other fixed income securities including, but not limited to, certificates of deposit and short-term money market instruments, and registered investment companies and commingled funds described in paragraph
     (c) hereof, invested primarily in the types of securities permitted under this subparagraph (8).

          (9) High Yield Portfolio.  The Trustee shall invest and reinvest any
              --------------------
     moneys at any time forming a part of the High Yield Portfolio primarily in lower-rated debt instruments offering a yield above the yield generally available on other debt securities, and registered investment companies and commingled funds described in paragraph (c) hereof, invested primarily in the types of securities permitted under this subparagraph (9).

          (10) Insurance Company Investment Contracts.  The Insurance Company
               --------------------------------------
     Investment Contracts, together with income earned thereon, is invested in an insurance contract or contracts with a legal reserve life insurance company or companies authorized to do business in the State of New York. As each component insurance contract in this Investment Fund matures, the proceeds of such insurance contract shall be transferred to the Money Market Fund. Participants may elect to transfer to other Investment Funds all or any multiple of 1% of his interest in the Insurance Company Investment Contracts which is not automatically transferred to the Money Market Fund in accordance with the preceding sentence each December 31; provided, however, that such transfers may not be invested in the Money Market Fund or the Fixed Income Portfolio for a period of six months from the date of such transfer. Such transfers shall be effectuated by liquidating, on a pro rata basis, the remaining Insurance Company Investment Contracts to the extent such contracts so permit. Effective as of May 31, 1992, no Participant shall be permitted to elect to have new contributions, loan repayments or transfers allocated to and invested in any Insurance Company Investment Contract. On December 31, 1995, all remaining Insurance Company Investment Contracts shall be liquidated and the proceeds thereof, to the extent not otherwise directed by Participants, shall be transferred to the Money Market Fund.

          (b) Pending investment and reinvestment or pending payments as provided herein, the Trustee may invest temporarily all or any part of the Trust Fund comprising any one or more of the Investment Funds, in securities or other property of a fixed-income nature, including but not limited to commercial paper and notes of finance companies, or part interest therein, or in obligations issued or guaranteed as to interest and principal by the United States Government or any instrumentality or agency thereof, excluding the notes or other securities of any Employer under the Plan.

          (c) The Trustee may invest and reinvest all or any part of the Trust Fund comprising any one or more of the Investment Funds through the medium of any one or more common, collective or commingled trust funds maintained by it or by an investment manager (as defined in Section 3(38) of ERISA) appointed by the Investment Committee for the purpose, each of which is invested principally in property of the kind authorized for that Investment Fund, and each of which is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Internal Revenue Code, and during such period of time as an investment through any such medium exists, the Declaration of Trust of such trust fund shall constitute a part of the Agreement.

          (d) All interest, dividends and other income, as well as cash received from the sale or exchange of securities or other properties produced by each of the Investment Funds, shall be reinvested in the same Investment Fund which produced such interest, dividends, other income or cash.

          (e) The Trustee shall transfer moneys between Investment Funds in accordance with the direction of the Committee or its delegate, subject to the limitations of Section 7.4(b).

          (f) The Trustee may retain in cash and keep unproductive of income such amount of the Trust Fund, or of any Investment Fund as is deemed advisable. The Trustee shall not be required to pay interest on such cash balances or on cash pending investment.

          (g) The Trustee is specifically authorized to permit assets of the Trust Fund to be held outside the United States in accordance with Labor Department Regulation (S) 2550.404b-1.

          7.3. Valuation of the Trust Fund. As of the Valuation Date and as of
               ---------------------------
any other date fixed by the Committee, the Trust Fund shall be valued on the basis of current market or fair value as determined by the Trustee in accordance with the provisions of the Trust Agreement.

          7.4. Investment Option Elections and Voting.
               --------------------------------------

          (a) Each Employee who makes or on whose behalf a contribution is made to the Plan may elect, as to all such contributions, one or more of the investment options specified under Section 7.2(a). An election made pursuant to this Subsection 7.4(a) shall direct the Trustee to invest such contributions in one or more of the Investment Funds in multiples of 1%. Such an election shall remain in effect and be deemed applicable to all contributions made by or on behalf of such Employee unless and until a new election is filed. An election or change of election pursuant to this Subsection 7.4(a) shall be subject to such conditions or limitations as the Committee shall determine. To the extent the Employee does not make an election pursuant to this Subsection 7.4(a), contributions made by or on behalf of such Employee shall be invested in the money market fund or the money market fund equivalent as determined by the Investment Committee from time to time.

          (b) Each Participant or Former Participant shall have the right to elect that as of any Valuation Date all or any multiple of 1% of his interest in any Investment Fund shall be liquidated and the proceeds thereof transferred to any other Investment Fund, subject to such conditions or limitations as the Committee shall determine, and further subject to any transfer restrictions with respect to any of the Investment Funds contained in Subsection 7.2(a).

          (c) A Participant shall be entitled to direct the exercise of voting rights or other rights with respect to MWD Stock held in the Morgan Stanley Dean Witter Stock Fund on behalf of the Participant in the manner and to the extent contemplated by the Trust Agreement.

          7.5. Investment Committee.
               --------------------

          (a) The management of the Investment Funds shall be placed in the Investment Committee. The members of the Committee shall be appointed from time to time by, and shall serve during the pleasure of, the Board of Directors. The Committee shall consist of no fewer than three persons, each of whom shall be an Employee or an Advisory Director of the Corporation.

          (1) The Investment Committee shall be a "Named Fiduciary" with respect to the Plan, as such term is defined in ERISA Section 402(a).

          (2) Each person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

          (b) A majority of the members of the Investment Committee at the time in office shall constitute a quorum for the transaction of its business. All resolutions or other actions taken by the Investment Committee at any meeting shall be by the vote of a majority of those present at any such meeting.

          (c) (1) The members of the Investment Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Investment Committee; may appoint from their number such subcommittees with such powers as the Investment Committee shall determine; may authorize one or more of their number or any agent to execute or deliver any instructions on behalf of the Investment Committee; and may employ such counsel and agents, and clerical services, as the Investment Committee may require in carrying out the provisions of the Plan.

          (2) The Fiduciary Responsibilities of the Investment Committee may be allocated among its members or delegated to persons who are not members of the Investment Committee as the Investment Committee in its sole discretion shall decide. Upon an allocation or delegation of Fiduciary Responsibilities the person or persons to whom such Fiduciary Responsibilities are allocated or delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, and the members of the Investment Committee to whom such Fiduciary Responsibilities have not been allocated shall not in any respect be responsible for the performance of such Fiduciary Responsibilities, except as provided by law. The Investment

Committee shall perform its allocation and delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to paragraph (3) below.

          (3) The Investment Committee shall perform only its Fiduciary Responsibilities as provided in the Plan except those Fiduciary Responsibilities which are allocated or delegated pursuant to paragraph (2) above, if any, and those Fiduciary Responsibilities which are to be performed by the Trustee pursuant to the Trust Agreement.

          (d) To the fullest extent permitted by law, the Corporation will indemnify and save harmless each member of the Investment Committee and each other person to whom Fiduciary Responsibilities are delegated under Section 7.5(c)(2) against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of the claim with the approval of the Employer) arising out of any act or omission to act as a member of the Investment Committee or as delegate, except in the case of willful misconduct or lack of good faith. This Subsection (d) shall not supersede any separate agreement or contract between the Corporation or the Plan and any person to whom Fiduciary Responsibilities are delegated.

          (e) Any action required or permitted to be taken at any meeting of the Investment Committee may be taken without a meeting if a written consent thereto is signed by all members of the Investment Committee and such written consent is filed with the records of the proceedings of the Investment Committee.

          (f) Members of the Investment Committee may participate in a meeting of the Investment Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE 8

                   LIMITATIONS ON BENEFITS AND CONTRIBUTIONS
                   -----------------------------------------

          8.1. (a) In order that the trust to be established pursuant to the Plan shall at all times continue to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code or in order that the Employer Contribution for any year be fully deductible in such year for Federal income tax purposes, the Committee may reduce or increase proportionately to the extent it deems necessary the amount of the Firm Contribution for any year which may be deferred by employees or by higher paid employees.

          (b)  As used in this Section 8.1:

          (1) "Annual Addition," for a Limitation Year, means in the case of this Plan, the aggregate of Employer Contributions allocated to the Participant's accounts for the Limitation Year.

          (2) "Limitation Year" means the Plan Year.

          (3) "Compensation" shall include (i) non-cash compensation, and (ii) expense reimbursements to the extent such expenses are not deductible by the Employee under Section 217 of the Code, and (iii) for Plan Years beginning after December 31, 1997, and for purposes of Code section 415(c), any elective deferrals or contributions made with respect to an Employee as described in Code section 415(c)(3)(D).

          (c) Notwithstanding anything in this Plan to the contrary, and except as otherwise provided in this Section 8.1, a Participant's Annual Addition under this Plan, for a Limitation Year, may not exceed the lesser of --

          (1) $30,000, or such other amount as may be prescribed pursuant to 415(d) of the Code, or

          (2) twenty-five percent (25%) of his compensation for the Limitation Year.

          (d) (i) For Limitation Years beginning prior to January 1, 1995, if the Annual Additions otherwise made to the accounts of a Participant would cause the limitations of Section 415 of the Internal Revenue Code that are applicable to that Participant to be exceeded for the Limitation Year, the amount by which such limitations are exceeded will be eliminated by reducing the Employer Contributions made to his account; such excess amounts of Employer Contributions shall be applied to reduce the Employer Contribution for such Participant for the next Limitation Year (and succeeding Limitation Years, if necessary).

          (ii) For Limitation Years beginning after December 31, 1994, if the Annual Additions otherwise made to the accounts of a Participant would cause the limitations of Section 415 of the Internal Revenue Code that are applicable to that Participant to be exceeded for the Limitation Year, the amount by which such limitations are exceeded will be eliminated (A) by returning to the Participant the Participant's Pre-Tax Deferral Contributions for such Limitation Year, in whole or in part as necessary, in the manner contemplated by Treas. Reg. Section 1.415-6(b)(6)(iv) and then (B) to the extent necessary, by reducing the Employer Contributions made to his account in accordance with Section 3.2. Such excess amounts of Employer Contributions shall be applied to reduce the Employer Contribution for such Participant for the next Limitation Year (and succeeding Limitation Years, if necessary).

          (iii) Notwithstanding the preceding two paragraphs, if such Participant is not covered by the Plan as of the end of the Limitation Year as of which such excess amount arose, the excess amounts shall be held in an unallocated suspense account and allocated and re-allocated in the next Limitation Year to other Participants in the Plan. If such allocation or re- allocation will cause the limitations of
Section 415 of the Internal Revenue Code to be exceeded with respect to each Participant for such following Limitation Year, the excess amount shall be held unallocated in the suspense account until the next Limitation Year. If the suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year as of which the excess amounts arose, all amounts in the suspense account must be allocated and re-allocated to other Participants in the Plan (subject to the limitations of Section 415 of the Internal Revenue Code) before any Employer Contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

          (e) The limitations imposed by this Section 8.1 will be administered in accordance with the regulations promulgated under Section 415 of the Internal Revenue Code and any other rulings and regulations issued by the Secretary of the Treasury under Section 415 of the Internal Revenue Code.

                                   ARTICLE 9

                              TOP-HEAVY PLAN YEARS
                              --------------------

          9.1.  For purposes of this Article 9:

          (a) (1) "Key Employee" means any Participant or Former Participant who, at any time during the Plan Year of any of the four preceding Plan Years, is --

               (i) one of the ten Employees owning the largest interests in all Employers and Affiliates considered as a unit;

               (ii) an owner of a 5 percent or greater interest in any Employer or Affiliate;

               (iii) an owner of a greater than one percent interest in any Employer or Affiliate, whose Section 415 Compensation from all Employers and Affiliates combined exceeds $150,000;

               (iv) an officer of an Employer or Affiliate whose Section 415 Compensation (as defined below) exceeds 150% of the dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code for any such Plan Year.

          (2) For purposes of Subsection 9.1(a)(1)(i),

               (A) no Employee shall be considered a Key Employee pursuant to paragraph (1)(i) above if such Employee's Compensation is less than the amount determined under Section 415(c)(1)(A) of the Internal Revenue Code (as adjusted pursuant to Section 415(c)(1)(b) of the Internal Revenue Code), for the calendar year in which falls the Determination Date (as defined below), and

               (B) in any case where two Employees hold the same interest in an Employer or Affiliate, the Employee having the larger annual Compensation shall be considered to own the larger interest.

          (3) For purposes of Subsection 9.1(a)(1), an Employee shall be considered as owning all interests in an Employer or Affiliate which he owns directly or would be deemed to own under the rules contained in
     Section 318 of the Internal Revenue Code, except that subparagraph (C) of
     Section 318(a)(2) shall be applied by substituting "5%" for "50%."

          (4) No more than the greater of three Employees (up to a maximum of 50) of all Employers and Affiliates combined shall be considered officers for purposes of Subsection 9.1(a)(1)(iv), and no Employee of an Employer or Affiliate which is not a corporation shall be considered an officer. Where the actual number of such officers exceeds the limit imposed by the preceding sentence, those Employees will be considered officers having the highest annual compensation during the five-year period which includes the Plan Year and the four preceding Plan Years.

          (b) "Determination Date" means, with respect to each Plan Year, the last day of the immediately preceding Plan Year.

          (c)  "Aggregation Group" means

               (1) each plan of an Employer or Affiliate which--

                    (i) has one or more participants who are Key Employees,
               and/or

                    (ii) enables any plan described in clause (1) above to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, plus, at the election of the Board of Directors,

               (2) any other plan or plans which, when considered together with the plan or plans described in clause (1) above, satisfies the requirements of Section 401(a)(4) and/or Section 410 of the Internal Revenue Code.

          (d) "Top-Heavy Plan Year" means any Plan Year with respect to which the Plan is a Top-Heavy Plan described in Section 9.3, such Section 9.3 to be read as incorporating the applicable definitions contained in Section 416 of the Internal Revenue

     Code and the regulations promulgated thereunder, and those of any successor statute thereto.

          (e) "Section 415 Compensation" has the meaning assigned to "Compensation" in Section 8.1(b)(3).

          9.2.  To the extent required under Section 401(a)(10)(B) and/or
Section 416 of the Internal Revenue Code, for any Top-Heavy Plan Year, the provisions of Sections 1.33, 3.1, 4.1, and 10.1(d) shall apply only to the extent not inconsistent with Sections 9.4 and 9.5.

          9.3. (a) Except as provided in Subsection 9.3(a)(3), the Plan is a Top-Heavy Plan with respect to a Plan Year if, as of the Determination Date of such Plan Year--

          (1) the aggregate of the accounts of Key Employees under the Plan exceeds 60% of the aggregate of the accounts of all Employees under the Plan; or

          (2) the Plan is a member of an Aggregation Group which is described in Subsection 9.1(c)(1), and with respect to which the sum of--

               (A) (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans within the Aggregation Group, and (ii) the aggregate of the accounts of Key Employees under all defined contribution plans in the Aggregation Group--exceeds 60 percent of the sum of--

               (B) (i) the present value of the cumulative accrued benefits of all Employees under all defined benefit plans included in the Aggregation Group; and (ii) the aggregate of the accounts of all Employees under all defined contribution plans within the Aggregation Group.

          (3) Notwithstanding Paragraphs (1) and (2) of this Subsection 9.3(a), the Plan shall not be a Top-Heavy Plan for any Plan Year in which the Plan is a member of an Aggregation Group with respect to which the amount described in Subsection 9.3(a)(2)(A) does not exceed 60% of the amount described in Subsection 9.3(a)(2)(B).

          (b) For purposes of this Section 9.3:

          (1) the accrued benefit and/or account balance of any Employee who is not a Key Employee during the Plan Year but who was a Key Employee during any prior Plan Year shall be disregarded;

          (2) the present value of the accrued benefit of an Employee in a defined benefit plan or the account balance of an Employee in a defined contribution plan, as of the Determination Date of any Plan Year, includes any amount distributed with respect to the Employee under the plan within the 5-year period ending on such Determination Date;

          (3) the account balance of a Participant under this Plan as of any Determination Date shall equal the sum of the Values of such Participant's accounts determined under Article VII as of such Determination Date, excluding any portion of a Participant's account attributable to (i) a transfer or rollover of a Participant's interest in a plan other than a plan maintained by an Employer or Affiliate, (ii) a Participant's Tax Deductible Contributions, if any, or (iii) a Participant's ESOP Diversification Transfer, if any.

          (4) for any Plan Year beginning after 1984, the accrued benefit and/or account balance of any individual who has not received Compensation from an Employer or an

     Affiliate during the five-year period ending on the Determination Date of such Plan Year shall be disregarded; and

          (5) the terms "Employee" and "Key Employee" include their beneficiaries.

          9.4. (a) Except as otherwise provided in Subsections (b) and (c), the amount of the Employer Contribution made on behalf of each Member (including a Member or former Member who has not completed one thousand Hours of Service in such Plan Year but who has not separated from service at the end of such Plan
Year), who is not a Key Employee for any Top-Heavy Plan Year shall be at least equal to the lesser of:

          (1) three percent (3%) of such Member's Section 415 Compensation; or

          (2) the percentage of Compensation represented by the Employer Contribution made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the contribution made on behalf of each such Key Employee by so much of his Compensation as does not exceed the limitation set forth in Section 1.10.

          (b) Where the inclusion of this Plan in an Aggregation Group pursuant to Subsection 9.1(c)(1) enables a defined benefit plan described in Subsection 9.1(a)(1) to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, the minimum Employer Contribution required under this Subsection shall be the amount specified in Subsection 9.4(a)(1).

          9.5. The Compensation of a Key Employee which is taken into account for purposes of Section 4.1 for any Top-Heavy Plan Year shall not exceed the limitation set forth in Section 1.10.

                                   ARTICLE 10

                       DISTRIBUTIONS FROM THE TRUST FUND
                       ---------------------------------

          10.1. Payments upon Retirement.
                ------------------------

          (a) Subject to the further provisions of this Article 10, upon retirement of a Participant pursuant to the Retirement Plan, the Value of his interest in the Trust Fund, determined as of the Valuation Date, shall thereupon become payable to him in the form elected by such Participant pursuant to Subsections 10.1(b), 10.1(c) or Section 10.7, unless he shall have elected to defer payment of his interest pursuant to Subsection l0.1(d). Upon retirement on or after March 1, 2001, a Participant may elect to have the value of his interest in the Trust Fund, or any portion thereof, payable to him as a lump sum, in accordance with procedures specified by the Plan Administrator; provided that a Participant may not receive more than two distributions in any calendar year under this Section 10.1(a).

          (b) With respect to distributions commencing prior to March 1, 2001, any such Participant may elect to receive the Value of his non-forfeitable interest in the Trust Fund in not more than 15 annual installments (the first of which shall be payable as shortly as practicable after the Valuation Date); provided, however, that the number of such annual installments which may be elected shall not be such as to extend the period of payments beyond the normal life expectancy determined pursuant to Treasury Regulation (S) 1.72-9 (as of the date on which payments to such Participant commence) of the Participant and his Beneficiary. In the event that such an election is made and becomes effective, and unless the Participant otherwise elects in accordance with Subsection 10.1(c) below, the amount of any annual installment to be paid to a Participant making such an election shall be based upon the Value of his interest in the Trust Fund as of the Valuation Date and shall be determined by multiplying such Value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments elected by such Participant pursuant to this Subsection 10.1(b) less the number of such annual installments theretofore paid.

          (c) With respect to distributions commencing prior to March 1, 2001, any such Participant may further elect pursuant to the procedure for election set forth in the first sentence of Subsection 10.1(b), that the amount of the first annual installment to be paid to him shall be any portion of the Value of his interest in the Trust Fund as of the Valuation Date, in which event each subsequent installment shall be based upon the value of his interest in the Trust Fund on the Valuation Date coinciding with or next following each anniversary of the Valuation Date of the first installment and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments elected by such Participant pursuant to Section 10.1(b) less the number of such annual installments theretofore paid. Notwithstanding anything to the contrary contained in this Section 10.1, effective January 1, 1997, a Participant who has retired pursuant to the Retirement Plan and who has already received at least one installment payment of his non-forfeitable interest in the Trust Fund pursuant to an election made pursuant to Subsection 10.1(b) or this Subsection 10.1(c) may make a one-time election to receive a lump sum distribution of all or any portion of the remainder of the Value of such Participant's non-forfeitable interest in the Trust Fund at any time, which lump sum shall be payable as shortly as practicable after the Valuation Date. In the event that a Participant elects to receive a lump sum distribution of the entire Value of his non-forfeitable interest in the Trust Fund, all further installment payments to such Participant shall cease. In the event that a Participant elects to receive a lump sum distribution of a portion of the remainder of the Value of his non- forfeitable interest in the Trust Fund, each subsequent installment shall be based upon the Value of his interest in the Trust Fund on the Valuation Date coinciding with or next following each anniversary of the Valuation Date of the first installment and shall be determined by multiplying such Value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments elected by such Participant less the number of such annual installments theretofore paid.

          (d) Notwithstanding anything to the contrary contained in Subsections
(a), (b) or (c) of this Section 10.1, a former Employee who is eligible to receive a Retirement Allowance under the Retirement Plan may elect in writing to defer the commencement of receipt of his interest in the Trust Fund until the time specified in Subsection 10.6(b). Effective January 1, 1997, a former Employee who has made an election to defer the commencement of receipt of his interest in the Trust Fund pursuant to this Subsection 10.1(d) may make an election to receive a lump sum distribution of any portion of the Value of such Participant's non-forfeitable interest in the Trust Fund at any time, which lump sum shall be payable as shortly as practicable after the Valuation Date, and shall continue to defer the commencement of receipt of the remainder of his interest in the Trust Fund until the time specified in Subsection 10.6(b).

          10.2. Payments upon Death.
                -------------------

          (a) Upon the death of a Participant in Service or following termination of Service prior to the Participant's annuity starting date (as defined in Code section 417(f)(2)(A)(ii)), the Value of the Participant's interest in the Trust Fund shall become payable in one lump sum to the Participant's Beneficiary or Beneficiaries. Upon the death of a Participant subsequent to the Participant's annuity starting date and while the Participant is receiving installment payments, the remaining Value of his interest in the Trust Fund shall become payable in one lump sum to the Participant's Beneficiary or Beneficiaries.

          (b) As to any portion of the interest of a Participant with respect to which no Beneficiary has been designated either under the terms of the Plan or by such Participant, or the Beneficiary so designated fails to survive the Participant, the Value of such portion shall be payable to the executor or administrator of the Participant's estate or, if the Committee shall so determine, on a nondiscriminatory basis, to the Participant's spouse, blood relatives, children or other dependents, or any of them, in such proportion as the Committee may deem proper.

          (c) Any amount distributed pursuant to this Section 10.2 shall be distributed no later than December 31st of the calendar year which contains the fifth anniversary of the Participant's death.

          10.3. Payments on Other Termination of Employment. Subject to the
                -------------------------------------------
further provisions of this Article 10, upon a Participant's termination of Service for any reason other than retirement or death while in Service, the Value of his interest in the Trust Fund, determined as of the Valuation Date, shall be paid to him, or, in the event of his death, to his Beneficiary, in one lump sum as soon as practicable after the Valuation Date coincident with or next following the earlier of (1) the date of his death or (2) the date on which he attains age sixty-five (65). Furthermore, effective March 1, 2001, a former Employee, including a former Employee who has elected to defer commencement of his interest in the Trust Fund pursuant to the preceding sentence, may request a distribution of all or any portion of the Value of his interest in the Trust Fund, in accordance with procedures specified by the Plan Administrator; provided that a
--------

Participant may not receive more than two distributions in any calendar year under this Section 10.3. Notwithstanding the foregoing, a former Employee may elect to defer commencement of receipt of this interest in the Trust Fund until the time specified in Section 10.6 or to have the total Value of his accounts under the Plan, determined as of the Valuation Date (i) distributed to him in a lump-sum or (ii) distributed pursuant to Section 10.6.

          10.4. Lump-Sum Payment. Notwithstanding any other provision in the
                ----------------
Plan to the contrary, if a Participant has terminated from Service and if the total Value of a Participant's accounts under the Plan, determined as of the applicable Valuation Date, does not exceed the amount set forth in Code section 411(a)(11) from time to time, the Value of such Participant's accounts shall be automatically distributed to him in cash in a single lump-sum as soon as administratively practicable.

          10.5. Liquidation of Interest. It is contemplated that whenever all or
                -----------------------
any part of the Value of the interest of a Participant or a Former Participant in any Investment Fund, including the Morgan Stanley Dean Witter Stock Fund, becomes payable the Committee will, as soon as practicable, direct the Trustee to set aside and hold in the Trust Fund (separate and apart from the Investment Funds) an amount in cash to equal the Value of the interest of such Participant or Former Participant so payable.

          10.6. Latest Commencement of Benefits.
                --------------------------------

          (a) Unless the Participant elects otherwise pursuant to Section 10.1(d) above, the payment of non-forfeitable benefits under the Plan to such Participant shall commence not later than the 60th day after the latest of the close of the Plan Year in which:

          (i)  the Participant attains age 65; or

          (ii) occurs the 10th anniversary of the year in which the Participant became a Participant; or

          (iii)  the Participant terminates employment.

          (b)    Notwithstanding any other provisions of the Plan:

          (i) with respect to a Participant who attained age 70 1/2 prior to January 1, 1999, payment of the amounts credited to the Participant's accounts shall commence no later than the April 1st next following the Year in which the Participant attained (or would have attained, in the case of a deceased Participant) age 70 1/2, whether or not such Employee has terminated Service; provided that a Participant who attained age 70 1/2 after December 31, 1995 and prior to January 1, 1999 and who is an Employee on the April 1st next following the Year in which such Participant attained age 70 1/2, may make an irrevocable one-time election to defer receipt of payment of the Participant's Account until the Participant's termination from Service, but in no event later than the April 1st next following the Year in which such termination from Service occurs; and

          (ii) with respect to a Participant who attains age 70 1/2 on or after January 1, 1999, payment of the amounts credited to the Participant's Accounts shall commence on the April 1st next following the later of the Year in which the Participant (A) attains age 70 1/2, or (B) terminates from Service.

          (c) With respect to a Participant who attains age 70 1/2 on or after January 1, 2000 and who has separated from Service, the entire Value of a Participant's interest in the Trust Fund shall be distributed to the Participant not later than the April 1st next following the Year in which the Participant attains (or would have attained, in the case of a deceased Participant) age

70 1/2, except that a Participant who is receiving minimum required distributions in a series of payments as set forth in Code section 401(a)(9)(A)(ii) as of March 1, 2001 shall be entitled to continue receiving such payments.

          10.7. Payment of Eligible Rollover Distributions. Any individual who
                ------------------------------------------
is entitled to receive a distribution of benefits under the Plan (including any alternate payee under a qualified domestic relations order within the meaning of
Section 414(p) of the Internal Revenue Code) may elect to have the portion of such benefit distribution that qualifies as an eligible rollover distribution under Section 402(c)(4) of the Internal Revenue Code paid directly to an eligible retirement plan specified by such individual. For purposes of this
Section 10.7, an "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Internal Revenue Code or a plan that is qualified under Section 401(a) of the Internal Revenue Code, the terms of which permit acceptance of such direct rollover distributions. Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a Participant, an "eligible retirement plan" is an individual retirement account or individual retirement annuity. In addition, effective January 1, 1999, a hardship distribution under Section 6.4 shall not be treated as an eligible rollover distribution except to the extent permitted under rules and regulations issued by the Secretary of the Treasury. The Committee shall establish uniform procedures for making such direct rollover elections, including but not limited to, any restriction on the Participant's right to split such a direct rollover distribution to two or more eligible retirement plans and to impose a minimum dollar amount for a Participant to direct an eligible rollover distribution or to split the eligible rollover distribution.

10.8.          Elections.
               ---------

          (a) Notwithstanding any other provision of this Plan to the contrary, to the extent permitted by the Code, a Participant may elect a distribution or a form of distribution permitted under this Article 10 by completing a form provided for this purpose by the Administrative Committee, which shall be delivered to the Participant no earlier than 90 days and no later than 30 days prior to the commencement of a distribution. A distribution to a Participant will not commence before the expiration of the 30-day period beginning on the date that the Participant is provided with the written notice and explanation contemplated by Treasury Regulation Section 1.411(a)-11(c) (the "Notice"), unless the requirements of Section 10.8(b) are satisfied.

          (b) Notwithstanding Section 10.8(a), if (i) the Administrative Committee informs the Participant that the Participant has the right to a period of at least 30 days after receiving the Notice to consider the decision of whether to elect a distribution and (ii) the Participant, after receiving the Notice, affirmatively elects in writing, or such other method permitted by the Code, to receive an immediate distribution and to waive the remainder of the 30-day period, then a distribution of the Participant's Account may commence at any time following the expiration of the seven-day period beginning on the date that the Notice was first delivered to the Participant.

                                   ARTICLE 11

                           ADMINISTRATION OF THE PLAN
                           --------------------------

          11.1. General.
                -------

          (a) The general administration of the Plan shall be placed in the Committee. The members of the committee shall be appointed from time to time by, and shall serve during the pleasure of, the Board of Directors. The Committee shall consist of no fewer than three persons, each of whom shall be either an Employee or an Advisory Director of the Corporation.

          (b) The Committee shall be a "named fiduciary" with respect to the Plan, as such term is defined in ERISA Section 402(a).

          (c) The Committee shall be the Plan's "administrator," as such term is defined in ERISA Section 3(16).

          (d) Each person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

          11.2. Quorum. A majority of the members of each committee at the time
                ------
in office shall constitute a quorum for the transaction of its business. All resolutions or other actions taken by each Committee at any meeting shall be by the vote of a majority of those present at any such meeting.

          11.3. Rules and Regulations. Subject to the limitations set forth in
                ---------------------
the Plan, the Committee may from time to time establish such uniform and nondiscriminatory rules and regulations as it may deem appropriate or necessary for the transaction of business and for the administration of the Plan.

11.4.          Procedure and Performance of Fiduciary Duties.
               ---------------------------------------------

          (a) The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee; may appoint from their number such subcommittees with such powers as the Committee shall determine; may authorize one or more of their number or any agent to execute or deliver any instructions on behalf of the Committee; and may employ such counsel and agents, and clerical services, as the Committee may require in carrying out the provisions of the Plan.

          (b) The Fiduciary Responsibilities of the Deferred Profit Sharing Plan Committee may be allocated among its members or delegated to persons who are not members of the Committee as the Committee in its sole discretion shall decide. Upon an allocation or delegation of Fiduciary Responsibilities the person or persons to whom such Fiduciary Responsibilities are allocated or delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, and the members of the Committee to whom such Fiduciary Responsibilities have not been allocated shall not in any respect be responsible for the performance of such Fiduciary Responsibilities, except as provided by law. The Committee shall perform its allocation and delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to paragraph (c) below.
          (c) The Committee shall perform only its Fiduciary Responsibilities as provided in the Plan except those Fiduciary Responsibilities which are allocated or delegated pursuant to paragraph (b) above, if any, and those Fiduciary Responsibilities which are to be performed by the Trustee pursuant to the Trust Agreement.

          11.5. Power to Interpret. Except as otherwise specified in Section
                ------------------
11.11(g), the Committee shall have the exclusive right to interpret the Plan and to determine any question arising under or in connection with the administration of the Plan. Subject to Section 11.11(g), each decision or action in respect thereof shall be conclusive and binding upon all persons having an interest in the Trust Fund or under the Plan and upon the Corporation.

          11.6. Accounts. The Committee shall cause to be maintained accounts
                --------
showing transactions under the Plan and the interests of Participants or Former Participants in the respective Investment Funds. Separate accounts shall be maintained by, or at the direction of, the Committee for each Participant and Former Participant to which there shall be separately credited the amount of all ESOP Diversification Transfers, Voluntary Contributions, Tax Deductible Contributions, and Pre-Tax Deferral Contributions for his account showing the portions to be treated as Voluntary Contributions and the portion to be treated as Tax Deductible Contributions and to which there shall be charged the amount of any payments made with respect to his interest. A separate account shall also be maintained by, or at the direction of, the Committee for each Participant and Former Participant to which there shall be credited the amount of all deferred Firm Contributions allocated to him, together with his Flexible Benefit Credit Contributions and his Rollover Contributions, if any, and to which there shall be charged the amount of any payments made with respect to his interest. The accounts of each Participant and each Former Participant shall be credited with his proportionate share of any net increases, or charged for his proportionate share of any net decreases, in the value of the Trust Fund based upon the valuations made pursuant to Section 7.3. At least annually the Committee shall furnish to each Participant or Former Participant having an interest in the Trust Fund a summary statement of the transactions of the Trust Fund since the date of the last previous statement so furnished and of his interest in the Trust Fund. Any such Participant or Former Participant who does not notify the Secretary of the Committee as to any objection which he may have with respect to any such statement within

90 days after the date of such distribution thereof shall be conclusively presumed to have approved the transactions reflected therein.

          11.7. Conversion of Amounts of Base Salary. The Committee shall have
                ------------------------------------
full and final authority with respect to Base Salary paid in a foreign currency to convert such Base Salary into currency of the United States, in such manner as the Committee may from time to time determine, for the purposes of Section 4.1.

          11.8. Indemnification. To the fullest extent permitted by law, the
                ---------------
Corporation will indemnify and save harmless each member of the Committee, each member of the Hearing Panel and each other person to whom Fiduciary Responsibilities are delegated under the terms of the Plan against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the approval of the Corporation) arising out of any act or omission to act as a member of the Committee or the Hearing Panel or as a delegate, except (i) in the case of willful misconduct or lack of good faith or
(ii) with respect to any person who is not an employee, officer or director of the Corporation or an Affiliate. This Section 11.8 shall not supersede any separate agreement or contract between the Corporation or an Affiliate or the Plan and any person to whom Fiduciary Responsibilities are delegated.

          11.9. Action Without Meeting. Any action required or permitted to be
                ----------------------
taken at any meeting of the Committee or the Hearing Panel or by any delegate of either of them may be taken without a meeting if a written consent thereto is signed by all members of the Committee or Hearing Panel or by such delegate, as the case may be, and such written Consent is filed with the records of the proceedings of the Committee or Hearing Panel or of such delegate, as the case may be.

          11.10. Meeting by Telephone Conference. Members of the Committee, the
                 -------------------------------
Hearing Panel or any delegate of either of them may participate in a meeting of the Committee, Hearing Panel or such delegate, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          11.11. Claims Procedure; Hearing Panel.
                 -------------------------------

          (a) Claims and Inquiries.  Effective November 1, 2000, this Section
              --------------------
11.11 shall provide the exclusive rules relating to claims for benefits under the Plan. All claims for benefits and all inquiries concerning the Plan shall be submitted to the Committee at such address as the Committee shall designate from time to time. Claims for benefits must be in writing on the form prescribed by the Committee and must be signed by the person or persons indicated on such form.

          (b) Denial of Claims.  In the event any claim for benefits is denied,
              ----------------
in whole or in part, the Committee shall notify the claimant of such denial in writing and shall advise the claimant of his right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, specific reference to the pertinent Plan provisions upon which the denial is based, a description of any additional information or material that is necessary for the claimant to perfect his claim for benefits, an explanation of why such information or material is necessary and an explanation of the Plan's review procedure. Such written notice shall be furnished to the claimant within 90 days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period; if such an extension is required, written notice thereof shall be furnished to the claimant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. If written notice of the denial of the claim for benefits is not furnished within the time specified in this Section, the claim shall be deemed denied and the claimant shall be permitted to appeal such denial in accordance with the review procedure described in paragraph (d) below.

          (c) The Hearing Panel.  The Board of Directors shall appoint a
              -----------------
"Hearing Panel", which shall consist of three or more individuals who may (but need not) be employees of the Corporation. The Hearing Panel shall be the named fiduciary that shall have the authority to act with respect to any appeal from the denial of a claim for benefits under the Plan. The Hearing Panel may adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Section. The Hearing Panel may delegate some or all of its rights, privileges and duties to such person(s) as it may choose; to the extent of such a delegation all references in this Section to the Hearing Panel shall be deemed to be references to such person(s).

          (d) Appeals from Claim Denials.  Any person whose claim for benefits
              --------------------------
is denied, in whole or in part, or such person's duly authorized representative, may appeal from such denial by submitting a request for review of the claim to the Hearing Panel within six months after receiving the written notice of denial from the Committee (or, in the case of a deemed denial, within six months after the claim is deemed denied). The Committee shall give the claimant (or his representative) an opportunity to review pertinent documents (except legally privileged materials) and to submit issues and comments in writing. A request for review shall be in writing and shall be submitted to the Hearing Panel at such address as the Committee shall designate from time to time. The request for review shall set forth all of the grounds on which it is based, all facts in support thereof and any other matters that the claimant deems pertinent. The Hearing Panel may require the claimant (or his representative) to submit such additional facts, documents or other material as it deems necessary or appropriate in making its review.

          (e) Decision on Review.  The Hearing Panel shall act upon a request
              ------------------
for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered not more than 120 days after the receipt of the request for review. If such an extension is required, written notice thereof shall be furnished to the claimant (or his representative) before the end of the initial 60-day period. The Hearing Panel shall give written notice of its decision to the claimant (or his representative) and to the Committee. In the event that the Hearing Panel confirms the denial of the claim for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial and specific reference to the pertinent Plan provisions upon which such denial is based. If written notice of the Hearing Panel's decision is not given to the claimant (or his representative) within the time prescribed in this paragraph (e), the claim shall be deemed denied on review.

          (f) Exhaustion of Administrative Remedies.  No legal or equitable
              -------------------------------------
action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written claim for benefits in accordance with paragraph (a) of this Section, (ii) has been notified that the claim has been denied (or the claim is deemed denied as provided in paragraph (b) above), (iii) has filed a written request for a review of the claim in accordance with paragraph
(d) of this Section and (iv) has been notified in writing that the Hearing Panel has affirmed the denial of the claim (or the claim is deemed denied on review as provided in paragraph (e) above). In addition, no legal or equitable action for benefits under the Plan may be brought after the earliest of (i) six months after the Hearing Panel has affirmed the denial of the claim (or the claim is deemed denied on review as provided in paragraph (e) above), (ii) three years after the claimant's benefits under the Plan have commenced, or (iii) the end of the otherwise applicable statute of limitations period.

          (g) Authority of Hearing Panel.  The Hearing Panel, in its capacity as
              --------------------------
"named fiduciary," as defined under section 402(a)(1) of ERISA, shall have the discretionary authority to interpret and construe the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any reasonable construction or interpretation of the Plan's terms or determination made by the Hearing Panel as to eligibility or entitlements, adopted in good faith, shall be final and binding upon the Corporation, all participating Employers, Employees, Participants, Spouses, Surviving Spouses, their affiliates and their heirs, successors and assigns.

                                   ARTICLE 12

               AMENDMENT, SUSPENSION AND TERMINATION AND MERGER,
               --------------------------------------------------

                           CONSOLIDATION OR TRANSFER
                           -------------------------

          12.1. Amendment.
                ---------

          (a) The provisions of the Plan may be amended at any time and from time to time by the Board of Directors (for the Corporation and for the other Employers), but no such amendment shall have the effect of revesting in the Corporation any part of the Trust Fund or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of the Participants and the Former Participants or, subject to Subsection (b) of this Section 12.1, reducing any interest of any Participant or Former Participant in the Trust Fund which has accrued prior to any such amendment, or (except as provided in regulations prescribed by the Secretary of the Treasury) eliminating any optional form of benefit with respect to any benefit accrued prior to the adoption of such amendment.

          (b) Notwithstanding anything to the contrary herein contained, the Board of Directors may make any and all changes or modifications (retroactively, if necessary) which in the opinion of the Board of Directors are necessary or advisable in order to comply with the provisions of the Internal Revenue Code and ERISA pertaining to profit sharing plans and trusts.

          12.2. Suspension and Termination. The Corporation reserves the right,
                --------------------------
by action of the Board of Directors prior to the end of any year, to suspend the operation of the Plan by omitting any Firm Contribution for such year. In the event that the operation of the Plan is so suspended for any year or years, all of the provisions of the Plan, other than those relating to the Firm Contribution for such year or years, shall continue in effect. The Corporation further reserves the right, by action of its Board of Directors, to terminate the Plan at any time, but no termination may be made effective as of a prior year. In the event of termination of the Plan, the Board of Directors may either continue with the Plan and the Trust Agreement as in effect with respect to the assets of the Trust Fund, or terminate the Trust Agreement as well as the Plan. If the Trust Agreement is terminated the assets of the Trust Fund shall be converted into cash and such cash shall be distributed among the Participants and the Former Participants (with the interest of any Participant or Former Participant who has died being distributed among the persons designated pursuant to Section 10.2) in proportion to the respective interests in the Trust Fund of such Participants and Former Participants.

          12.3. Merger, Consolidation or Transfer. In the event of any merger or
                ---------------------------------
consolidation with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to a New Plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets and liabilities of the Trust Fund applicable to such Participants shall be transferred to the New Plan only if:

          (a) Each such Participant would receive a benefit immediately after the merger, consolidation or transfer (if the New Plan had then terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) Resolutions of the Board of Directors (for the Corporation and for the other Employers), or of the board of directors of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the New Plan; and

          (c) The New Plan and Trust, if any, are qualified under the Internal Revenue Code.

                                   ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

          13.1. Benefits Payable from Trust Fund. All persons having any
                --------------------------------
interest in the Trust Fund shall look solely to the Trust Fund for any payments with respect to such interest.

          13.2. Designation of Beneficiary.
                --------------------------

          (a) Except as provided in Subsection (b) hereof, each Participant and Former Participant -may designate a Beneficiary or Beneficiaries and may change such designation from time to time by signing a written designation of Beneficiary or Beneficiaries with the Secretary of the Committee in a form to be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of such Participant or Former Participant.

          (b) If the Participant or Former Participant is survived by a spouse to whom he was married throughout the one-year period ending on the date his benefits commenced to be distributed to him (whether or not he is still married to such spouse at the time of his death), or throughout the one-year period ending on his death if his death occurs prior to the commencement of the distribution to him or within one year thereafter, such Participant's or Former Participant's entire Account balance shall be payable to such surviving spouse, unless such spouse has consented in writing to the designation of a Beneficiary other than such spouse, and such consent is witnessed by a member of the Committee or by a notary public.

          (c) A Participant or Former Participant may authorize his Beneficiary, either with or without the consent of the Committee, as the Participant or Former Participant may specify, to change, after the Participant's or Former Participant's death, the manner in which the then balance in the deceased Participant's or Former Participant's account is invested, in the same manner and subject to the same conditions as set forth in Section 7.4 as if such Beneficiary were then a Participant.

          13.3. Elections. The elections hereunder shall be made in writing or
                ---------
in such other manner as prescribed by the Committee for such purposes.

          13.4. No Right to Continued Employment. Neither the establishment of
                --------------------------------
the Plan nor the payment of any benefit thereunder nor any action of the Employer, the Board of Directors, the Committee or the Trustee shall be held or construed to confer upon any person a legal right to be continued as the employee of the Employer, and the Employer expressly reserves the right to discharge any employee whenever the interest of the Employer in its sole judgment may so require without liability to the Employer, the Board of Directors, the Committee or the Trustee except as to any rights which may be conferred upon such employee under the Plan with respect to his interest in the Trust Fund.

          13.5. Inalienability of Rights and Interests. Except in the case of a
                --------------------------------------
qualified domestic relations order described in Section 414(p) of the Internal Revenue Code or in the case of certain judgments or settlements described in Code section 401(a)(13)(C), no benefit payable under the Plan or interest in the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or security interest, and any such attempted action shall be void. No such benefit or interest shall in any manner be liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant, Former Participant or Beneficiary. If any Participant, Former Participant, or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge, or create a security interest in, any benefit payable under the Plan or interest in the Trust Fund, then, to the extent provided by law, the Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant, Former Participant or his Beneficiary, his spouse, children, blood relatives or other dependents or any of them in such manner and in such proportion as the Committee may consider proper. Notwithstanding the foregoing, any Participant or Former Participant may direct that benefits payable pursuant to Section 10.2 from the Trust Fund shall be paid to the trustee of a trust created by him for his own benefit or for the benefit of his immediate family.

          13.6. Qualified Domestic Relations Order. Notwithstanding any
                ----------------------------------
provision of the Plan to the contrary, all benefits shall be paid under the Plan which are required to be paid under the terms of a qualified domestic relations order described in Section 414(p) of the Internal Revenue Code (a "QDRO"), in such manner and to such person or persons as such order shall specify. Effective January 1, 1996, the Plan may pay benefits pursuant to a QDRO that provides for the payment of benefits to an "alternate payee" (as such term is defined in Section 414(p) of the Internal Revenue Code) prior to the date a Participant or Former Participant has attained "earliest retirement age" (as such term is defined in Section 414(p) of the Internal Revenue Code). Unless otherwise specified in the QDRO, payment shall be made pro rata from each of the Participant's or Former Participant's accounts and pro rata from the Investment Funds in which any account is invested.

          13.7. Payments Due Infants or Incompetents. If any person to whom a
                ------------------------------------
benefit is payable hereunder is an infant, or if the Committee determines, in its sole discretion, that any person to whom a benefit is payable is incapable by reason of physical or mental disability of taking care of his own affairs, the Committee shall have power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the obligations of the Employer, the Trust Fund, the Trustee and the Committee to make such payments.

          13.8. Payments for Exclusive Benefit of Participants.
                ----------------------------------------------

          (a) Payments of benefits in respect of the interest of a Participant or Former Participant under the Plan to any person other than such Participant or Former Participant in accordance with the provisions of the Plan shall be deemed to be for the exclusive benefit of such Participant or Former Participant.

          (b) If any contribution is made to this Plan by an Employer or Participant by a mistake of fact, such contribution shall be returned to such Employer or Participant within one year following the date that such contribution is made.

          (c) Each Employer contribution made to this Plan is conditioned upon its deductibility under Section 404 of the Code. Each contribution shall, to the extent disallowed as a deduction, be returned to such Employer within one year following the date of disallowance.

          (d) This Plan is established for the exclusive benefit of the Participants herein and their Beneficiaries. Except as otherwise provided in Subsections (b) or (c) of this Section 13.8, it shall be impossible for any assets of the Trust Fund to revert at any time to any Employer.

          13.9. Expense of Administration. The expense of administration of the
                -------------------------
Plan shall be borne by the Employers.

          13.10. Profit Sharing or Bonus Payments Outside of the Plan. The
                 ----------------------------------------------------
adoption of the Plan shall not be construed as limiting the authority of the Board of Directors to pay bonuses to, and to establish from time to time, and to amend or discontinue, profit sharing or other supplemental compensation plans for Employees and to pay bonuses or other supplemental compensation to Participants, in addition to any amounts allocated to them hereunder, if deemed advisable by the Board of Directors.

          13.11. New York Law to Govern. All questions pertaining to the
                 ----------------------
construction, regulation. validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York, except to the extent such law is superseded by ERISA.

          13.12. Treatment of Qualified Military Service. Notwithstanding any
                 ---------------------------------------
provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

                                APPENDIX A


Participating Employer                                    Date of Adoption
----------------------                                    ----------------

Morgan Stanley & Co. Incorporated                              7/1/70

Brooks, Harvey & Co., Inc.                                     1/20/77

Morgan Stanley Asset Management Inc.                           9/18/80

Morgan Stanley International Incorporated                      6/1/79
 (excluding, effective 1/1/99, MSII employees primarily servicing business units and/or cost centers of subsidiaries of the former Dean
 Witter, Discover & Co. ("DWD"), determined immediately prior to DWD's merger with Morgan
 Stanley Group Inc., that are not Employers)

MS Securities Services Inc.                                    7/13/81

Morstan Development Company Inc.

8/11/71

MS Trust Company                                               1/1/89 - 9/30/98

Miller Anderson & Sherrerd, L.L.P.                             1/1/96

VK/AC Holding, Inc. and its Subsidiaries                       1/1/97



          Each employee and each partner of Miller Anderson & Sherrerd, L.L.P. ("MAS") as of January 1, 1996 will be deemed to have an Employment Commencement Date as of the date such employee's or partner's service with MAS commenced. As of January 1, 1996, an Hour of Service as defined in Section 1.29 of the Plan shall include each hour for which an employee or partner of MAS was paid, or entitled to payment, for the performance of services for MAS. As of January 1, 1996, the term Service as defined in Section 1.45 of the Plan shall also include all service with MAS prior to January 1, 1996.

          Each former employee of LTCB-MAS Investment Management, Inc. ("LTCB") who is employed by an Employer on or after January 1, 1996 will be deemed to have an Employment Commencement Date as of the date such employee's service with LTCB commenced. As of January 1, 1996, an Hour of Service as defined in Section
1.29 of the Plan shall include each hour for which an employee of LTCB was paid, or entitled to payment, for the performance of services for LTCB. As of January 1, 1996, the term Service as defined in Section 1.45 of the Plan shall also include all service with LTCB prior to January 1, 1996.

          With respect to Employees who were formerly employees of VK/AC Holding, Inc. and its subsidiaries (collectively referred to as "VKAC"), Employees who were participants in the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan as of December 31, 1996 will automatically become Members of the Plan on January 1, 1997. Each former employee of VK/AC Holding, Inc. and its subsidiaries ("VKAC") as of January 1, 1997 will be deemed to have an Employment Commencement Date as of the date such employee's service with VKAC commenced. As of January 1, 1997, an Hour of Service as defined in Section 1.29 of the Plan shall include each hour for which an employee of VKAC was paid, or entitled to payment, for the performance of services for VKAC. As of January 1, 1997, the term Service as defined in Section 1.45 of the Plan shall also include all service with VKAC prior to January 1, 1997.

          Effective as of January 1, 1997, the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan (the "VKAC Plan") was merged with and into the Plan. Prior to January 1, 1997, the contributions, benefits, and other rights of Participants who were participants in the VKAC Plan were determined under the terms of the VKAC Plan as in effect immediately prior to its merger into the Plan. Any person who was covered under the VKAC Plan as in effect on December 31, 1996 and whose service terminated under such plan prior to January 1, 1997 and who was entitled to benefits under the provisions of such plan as in effect on such dates shall continue to be entitled to the same amount of benefits without change under this Plan.

          In addition, with respect to members in the VKAC Plan whose employment terminated and who had previously received a distribution of their partially vested interest in their Employer Profit Sharing and Employer Matching Contribution Accounts who are reemployed by the Company or any other Participating Employer before incurring five consecutive One Year Breaks in Service, the unvested portion of such member's accounts will continue to vest under the Plan if the member elects to repay all of the amounts previously distributed to him.

          Furthermore, with respect to former employees of VKAC who were participants in the VKAC Plan, which was merged into the Plan effective as of January 1, 1997, the following special distribution provisions apply:

          In-Kind Mutual Fund Share and Travelers Stock Distributions. A Member of the Plan who was a Participant in the VKAC Plan and a participant in the American Capital Management & Research, Inc. Profit Sharing and Savings Plan (the "American Capital Plan") prior to January 1, 1995 may elect to have distributions from their accounts that were invested in the American Capital Mutual Funds or the Travelers Stock Fund on December 31, 1996 made in-kind to the extent provided herein.

          (1) Effective for distributions prior to September 6, 2000, lump sum distributions of amounts invested in the American Capital Corporate Bond Fund, Inc., the American Capital Enterprise Fund, Inc., the American Capital Pace Fund, Inc., or the American Capital Reserve Fund, Inc. shall be paid at the election of the participant or beneficiary in cash, in shares of such funds, or in some combination thereof.

          (2) Effective for distributions prior to March 1, 2001, any distribution of amounts from the "Travelers Stock Fund" (maintained pursuant to the American Capital Plan), or the successor to such fund maintained under the VKAC Plan, shall be paid at the election of the participant or beneficiary in cash, in shares of Travelers stock, or some combination thereof. Notwithstanding any provision of the Plan to the contrary, any amounts that are held in the Travelers Stock Fund on March 1, 2001 shall be transferred to the Morgan Stanley Dean Witter Stock Fund as soon as practicable after such date.

          (3) Distributions hereunder shall be made in accordance with the distribution and valuation rules and procedures with respect to in-kind distributions under the American Capital Plan, as in effect immediately prior to January 1, 1995.

          With respect to Employees who were formerly employees of Kearny Realty Investors, Inc. or its subsidiaries (collectively, "Kearny"), the following rules shall apply: As of January 1, 1998, an Hour of Service as defined in
Section 1.29 of the Plan shall include each hour for which such former employee of Kearny was paid, or entitled to payment, for the performance of services for Kearny. As of January 1, 1998, the term Service as defined in Section 1.45 of the Plan shall also include all service with Kearny prior to January 1, 1998; provided, however, that each former Employee of Kearny shall only be credited with the lesser of his actual period of service with Kearny or 5 years. Notwithstanding the foregoing, Employees who were participants in the Kearny Realty Investors, Inc. 401(k) Profit Sharing Plan (the "Kearny 401(k) Plan") as of December 31, 1998 will automatically become Members of the Plan on January 1, 1999. Each such former employee of Kearny will be deemed to have an Employment Commencement Date as of the date such employees service with Kearny commenced.

          Effective at the end of December 31, 1998, the Kearny 401(k) Plan and the Kearny Realty Investors, Inc. Money Purchase Pension Plan (collectively, the "Kearny Plans") are merged with and into the Plan. Prior to such merger on December 31, 1998, the contributions, benefits, and other rights of Members who were participants in the Kearny Plans were determined under the terms of the Kearny Plans as in effect immediately prior to their merger into the Plan. Any person who was covered under the Kearny Plans prior to their merger into DPSP as in effect prior to their merger into the DPSP on December 31, 1998 and who was entitled to benefits under the provisions of such plans as in effect on December 31, 1998 shall continue to be entitled to the same amount of benefits without change under this Plan; provided, however, that any amounts from the Kearny Realty Investors, Inc. Money Purchase Pension Plan that are merged with and into the Plan will not be eligible for any inservice withdrawal, hardship withdrawal or loan under the Plan and such other restrictions as may be required by law shall apply to such amounts.

          Furthermore, a participant in the Kearny Plans prior to their merger into the DPSP as of December 31, 1998 will be entitled to receive his accrued benefits under the Kearny Plans as of December 31, 1998 pursuant to any benefit payment option available under the Kearny Plans prior to their merger into the DPSP as of December 31, 1998, subject to any spousal consent requirements as may be required under the Kearny Plans and under the Code; provided, however, that in the case of a participant in the Kearny 401(k) Plan the only joint and survivor annuity options available will be a joint and 50% survivor annuity and a joint and 100% survivor annuity.

          Subject to the otherwise applicable limits on contributions and allocations under the Plan, the amount of Firm Contributions to be allocated in 1999 to each former employee of Kearny who became an employee of an Employer as of January 1, 1999 shall be equal to the amount of contributions that would have been allocated to such former employee of Kearny in 1999 under the terms of the Kearny Plans, as in effect immediately prior to the merger of the Kearny Plans into the Plan, less the value allocated to each such former employee of Kearny under the ESOP (other than as Matching Allocations, as such term is defined in the ESOP). Nothing in this paragraph shall affect the amount to be contributed on behalf of, or allocated to, any such former Kearny employee in any year other than 1999.

          Each former Member who was an Employee in the Corporation's global custody or correspondent clearing businesses immediately prior to the date of the sales of those businesses and who (i) remains an employee of the purchasers of those businesses (or their successors), as applicable, as of December 31, 1998, or (ii) terminates employment with the Corporation without having received an offer of employment from the purchasers of those businesses on or before December 31, 1998 will, to the extent permitted by ERISA and the Internal Revenue Code, receive a Firm Contribution equal to the amount that would have been contributed on behalf of such former Member had he remained an Employee as of December 31, 1998. The Firm Contribution will be based on the Base Salary paid to such former Member while an Employee for the 1998 Plan Year.

          Graystone Partners.  Each former employee of Graystone Partners, L.P.
          ------------------
("Graystone") who is employed by an Employer on or after November 1, 1999 will be deemed to have an Employment Commencement Date as of the date such employee's service with Graystone commenced. As of November 1, 1999, an Hour of Service as defined in Section 1.29 of the Plan shall include each hour for which an employee of Graystone was paid, or entitled to payment, for the performance of services for Graystone.

          Weyerhaeuser Corporation.  Each employee of the Weyerhaeuser
          -------------
Corporation ("Weyerhaeuser") who is hired by a Employer as of April 13, 2000 to work in the business of Morgan Stanley Dean Witter Alternative Investment Partners will be deemed to have an Employment Commencement Date as of the date such employee's service with Weyerhaeuser commenced. As of April 13, 2000, an Hour of Service as defined in Section 1.29 of the Plan shall include each hour for which an employee of Weyerhaeuser was paid, or entitled to payment, for the performance of services for Weyerhaeuser.

          Dean Witter Financial Advisors.  Notwithstanding any provision of the
          ------------------------------
DPSP to the contrary, effective January 1, 2000, an Employee shall not include an employee of Dean Witter Reynolds Inc. who is a Financial Advisor licensed under state law as a Morgan Stanley & Co. Incorporated employee in order to provide commercial brokerage mortgage services, regardless of such employee's classification for other purposes of the Corporation.